REVOLVING CREDIT
                                   AGREEMENT
                          Dated as of October 31, 2005
                                     among
                          ICON HEALTH & FITNESS, INC.,
                                  as Borrower,
                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                               as Credit Parties,
                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,
                                  as Lenders,
                             BANK OF AMERICA, N.A.,
       as Administrative Agent, Issuing Lender and Cash Management Bank,
                         GMAC COMMERCIAL FINANCE , LLC,
                            as Documentation Agent,
                                      and
       THE CIT GROUP/BUSINESS CREDIT, INC. and WELLS FARGO FOOTHILL, LLC,
                            as Co-Syndication Agents
                                      with
                         BANC OF AMERICA SECURITIES LLC
                        as Lead Arranger and Book Runner

1.      DEFINITIONS AND RULES OF INTERPRETATION                                1
1.1.    Definitions                                                            1
1.2.    Rules of Interpretation                                               30
2.      THE REVOLVING CREDIT FACILITY                                         31
2.1.    Commitment to Lend                                                    31
2.2.    Commitment Fee                                                        32
2.3.    Reduction of Total Commitment                                         32
2.4.    The Revolving Credit Notes                                            32
2.5.    Interest on Revolving Credit Loans                                    33
2.6.    Requests for Revolving Credit Loans                                   33
2.6.1.  General                                                               33
2.6.2.  Swing Line                                                            33
2.7.    Conversion Options                                                    34
2.7.1.  Conversion to Different Type of Revolving Credit Loan                 34
2.7.2.  Continuation of Type of Revolving Credit Loan                         34
2.7.3.  LIBOR Rate Loans                                                      35
2.8.    Funds for Revolving Credit Loan                                       35
2.8.1.  Funding Procedures                                                    35
2.8.2.  Advances by Administrative Agent                                      35
2.9.    Change in Borrowing Base                                              36
2.10.   Settlements                                                           36
2.10.1. General                                                               36
2.10.2. Failure to Make Funds Available                                       36
2.10.3. No Effect on Other Lenders                                            37
2.11.   Repayments of Revolving Credit Loans Prior to Event of Default        37
2.11.1. Credit for Funds Received in Concentration Account                    37
2.11.2. Application of Payments Prior to Event of Default                     38
2.12.   Repayments of Revolving Credit Loans After Event of Default           39
2.13.   Fixed Asset Availability Maximum Amount Amortization                  39
2.14.   Administrative Agent Advances                                         39
3.      REPAYMENT OF THE REVOLVING CREDIT LOANS                               40
3.1.    Maturity                                                              40
3.2.    Mandatory Repayments of Revolving Credit Loans                        40
3.2.1.  Excess Amounts                                                        40
3.2.2.  Other Events                                                          40
3.3.    Optional Repayments of Revolving Credit Loans                         41
4.      LETTERS OF CREDIT                                                     41
4.1.    Letter of Credit Commitments                                          41
4.1.1.  Commitment to Issue Letters of Credit                                 42
4.1.2.  Letter of Credit Applications                                         42
4.1.3.  Terms of Letters of Credit                                            42
4.1.4.  Reimbursement Obligations of Lenders                                  43
4.1.5.  Participations of Lenders                                             43
4.2.    Reimbursement Obligation of the Borrower                              43
4.3.    Letter of Credit Payments                                             44
4.4.    Obligations Absolute                                                  44
4.5.    Reliance by Issuer                                                    45
4.6.    Letter of Credit Fee                                                  45
5.      CERTAIN GENERAL PROVISIONS                                            45
5.1.    Fees                                                                  45
5.2.    Funds for Payments                                                    46
5.2.1.  Payments to Administrative Agent                                      46
5.2.2.  No Offset, etc                                                        46
5.2.3.  Non-U.S                                                               46
5.3.    Computations                                                          47
5.4.    Interest Limitation                                                   47
5.5.    Inability to Determine LIBOR Rate                                     47
5.6.    Illegality                                                            48
5.7.    Additional Costs, etc                                                 48
5.8.    Capital Adequacy                                                      49
5.9.    Certificate                                                           50
5.10.   Indemnity                                                             50
5.11.   Mitigation of Obligations; Replacement of Lenders                     50
5.12.   Interest After Default                                                52
5.13.   Collateral Security and Guaranty Documents                            52
6.      REPRESENTATIONS AND WARRANTIES                                        52
6.1.    Corporate Authority, Etc                                              52
6.1.1.  Existence, Good Standing                                              52
6.1.2.  Authorization                                                         53
6.1.3.  Delivery                                                              53
6.1.4.  Enforceability                                                        53
6.2.    Financial Statements; Projections                                     54
6.3.    Solvency                                                              54
6.4.    No Material Adverse Change; Distributions                             55
6.5.    Absence of Mortgages and Liens                                        55
6.6.    Franchises, Patents, Copyrights, etc                                  55
6.7.    Litigation                                                            55
6.8.    No Materially Adverse Contracts, etc                                  55
6.9.    Compliance with Other Instruments, Laws, etc                          55
6.10.   Tax Status                                                            55
6.11.   No Default or Event of Default                                        56
6.12.   Holding Company and Investment Company Acts                           56
6.13.   Employee Benefit Plans                                                56
6.13.1. In General                                                            56
6.13.2. Terminability of Welfare Plans                                        56
6.13.3. Guaranteed Pension Plans                                              56
6.13.4. Multiemployer Plans                                                   57
6.14.   Regulations U and X                                                   57
6.15.   True Copies of Governing Documents                                    57
6.16.   Fiscal Year                                                           57
6.17.   Perfection of Security Interest                                       57
6.18.   Subsidiaries, etc                                                     58
6.19.   Environmental Compliance                                              58
6.20.   Bank Accounts                                                         59
6.21.   Labor Contracts                                                       59
6.22.   Disclosure                                                            59
6.23.   Title to Properties                                                   60
6.24.   Certain Transactions                                                  60
6.25.   Foreign Assets Control Regulations, Etc                               60
6.26.   Subordinated Debt Documents                                           60
7.      AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES                           60
7.1.    Punctual Payment                                                      61
7.2.    Maintenance of Office                                                 61
7.3.    Records and Accounts                                                  61
7.4.    Financial Statements, Certificates and Information                    61
7.5.    Notices                                                               63
7.5.1.  Defaults                                                              63
7.5.2.  Material Adverse Changes                                              63
7.5.3.  Notice of Litigation and Judgments                                    63
7.5.4.  Notification of Claim against Collateral                              64
7.5.5.  Notices Concerning Inventory Collateral                               64
7.5.6.  Notification of Additional Intellectual Property Rights               64
7.5.7.  Environmental Events                                                  64
7.6.    Legal Existence; Maintenance of Properties                            64
7.7.    Insurance                                                             65
7.8.    Taxes                                                                 65
7.9.    Compliance with Laws, Contracts, Licenses, and Permits                65
7.10.   Employee Benefit Plans                                                66
7.11.   Use of Proceeds                                                       66
7.12.   Certain Changes                                                       66
7.13.   Conduct of Business                                                   66
7.14.   Further Assurances                                                    67
7.15.   Inspection of Properties and Books, etc                               67
7.15.1. General                                                               67
7.15.2. Collateral Reports                                                    67
7.15.3. Appraisals                                                            67
7.15.4. Communications with Accountants                                       68
7.15.5. Environmental Assessments                                             68
7.16.   Additional Mortgaged Property                                         68
7.17.   Bank Accounts                                                         68
7.17.1. General                                                               68
7.17.2. Acknowledgment of Application                                         69
8.      NEGATIVE COVENANTS OF THE CREDIT PARTIES                              69
8.1.    Investments                                                           69
8.2.    Restrictions on Indebtedness                                          70
8.3.    Restrictions on Liens                                                 72
8.3.1.  Permitted Liens                                                       72
8.3.2.  Restrictions on Negative Pledges and Upstream Limitations             73
8.4.    Restricted Payments                                                   74
8.5.    Merger, Consolidation and Disposition of Assets                       74
8.5.1.  Mergers and Acquisitions                                              74
8.5.2.  Disposition of Assets                                                 74
8.6.    Sale and Leaseback                                                    75
8.7.    Change of Fiscal Year                                                 75
8.8.    Employee Benefit Plans                                                75
8.9.    Compliance With Environmental Laws                                    75
8.10.   Change in Terms of Governing Documents                                76
8.11.   Creation of Subsidiaries                                              76
8.12.   Transactions with Affiliates                                          76
8.13.   Agency Account                                                        77
8.14.   Cancellation of Indebtedness                                          77
8.15.   Subordinated Debt; CS First Boston Debt                               77
8.16.   Back Bay Loan                                                         77
8.17.   No Speculative Transactions                                           78
8.18.   Changes Relating to Certain Agreements                                78
8.19.   Credit Parties other than the Borrower                                78
9.      FINANCIAL COVENANT OF THE CREDIT PARTIES                              78
10.     CLOSING CONDITIONS                                                    78
10.1.   Loan Documents                                                        78
10.2.   Certified Copies of Governing Documents                               79
10.3.   Corporate or Other Action                                             79
10.4.   Incumbency Certificate                                                79
10.5.   Validity of Liens                                                     79
10.6.   Perfection Certificates and Collateral Search Results                 79
10.7.   Certificates of Insurance                                             79
10.8.   Agency Account Agreements                                             80
10.9.   Borrowing Base Report and Collateral Update Certificates              80
10.10.  Accounts Receivable Aging Report                                      80
10.11.  Inventory Appraisal                                                   80
10.12.  Payment of Closing Fees                                               80
10.13.  Payoff Letter                                                         80
10.14.  Opinions of Counsel                                                   80
10.15.  Title Insurance                                                       81
10.16.  Hazardous Waste Assessments                                           81
10.17.  Solvency Certificate                                                  81
10.18.  No Material Adverse Change                                            81
10.19.  Landlord Waivers                                                      81
10.20.  Collateral Examinations/Appraisals                                    81
10.21.  Financial Statement and Projections                                   81
10.22.  Back Bay Intercreditor Agreement; Back Bay Loan Documents             81
10.23.  Subordinated Debt                                                     82
11.     CONDITIONS TO ALL BORROWINGS                                          82
11.1.   Representations True; No Default or Event of Default                  82
11.2.   No Legal Impediment                                                   82
11.3.   Governmental Regulation                                               82
11.4.   Proceedings and Documents                                             82
11.5.   Payment of Fees                                                       82
11.6.   Exchange Limitations                                                  83
11.7.   Validity of Liens                                                     83
11.8.   Indenture Borrowing Limitations                                       83
12.     EVENTS OF DEFAULT; ACCELERATION; ETC                                  83
12.1.   Events of Default and Acceleration                                    83
12.2.   Termination of Commitments                                            87
12.3.   Remedies                                                              87
12.4.   Distribution of Collateral Proceeds                                   87
13.     SETOFF                                                                88
14.     THE AGENT                                                             89
14.1.   Authorization                                                         89
14.2.   Quebec Appointment                                                    90
14.3.   Employees and Administrative Agents                                   90
14.4.   No Liability                                                          91
14.5.   No Representations                                                    91
14.5.1. General                                                               91
14.5.2. Closing Documentation, etc                                            91
14.6.   Payments                                                              91
14.6.1. Payments to Agent                                                     92
14.6.2. Distribution by Administrative Agent                                  92
14.6.3. Delinquent Lenders                                                    92
14.7.   Holders of Letters of Credit Participation                            92
14.8.   Indemnity                                                             93
14.9.   Administrative Agent as Lender                                        93
14.10.  Resignation; Removal                                                  93
14.11.  Notification of Defaults and Events of Default                        93
14.12.  Duties in the Case of Enforcement                                     93
14.13.  Administrative Agent May File Proofs of Claim                         94
15.     EXPENSES                                                              95
16.     INDEMNIFICATION                                                       95
17.     SURVIVAL OF COVENANTS, ETC                                            96
18.     ASSIGNMENT AND PARTICIPATION                                          97
18.1.   General Conditions                                                    97
18.2.   Assignments                                                           97
18.3.   Register                                                              98
18.4.   New Notes                                                             98
18.5.   Participations                                                        98
18.6.   Payments to Participants                                              99
18.7.   Assignee or Participant Affiliated with the Credit Parties            99
18.8.   Miscellaneous Assignment Provisions                                   99
18.9.   Special Purpose Funding Vehicle                                      100
19.     NOTICES, ETC                                                         100
20.     GOVERNING LAW                                                        101
21.     HEADINGS                                                             101
22.     COUNTERPARTS                                                         101
23.     ENTIRE AGREEMENT, ETC                                                102
24.     WAIVER OF JURY TRIAL                                                 102
25.     CONSENTS, AMENDMENTS, WAIVERS, ETC                                   102
26.     SEVERABILITY                                                         104
27.     CONFIDENTIALITY                                                      104
28.     USA PATRIOT ACT                                                      106
29.     DESIGNATION OF PERMITTED LIENS                                       106

EXHIBITS AND SCHEDULES
Exhibit A       Form of Loan Request
Exhibit B       Form of Compliance Certificate
Exhibit C       Form of Assignment and Acceptance
Exhibit D       Form of Borrowing Base Report
Exhibit E       Form of Indenture Borrowing Base Report
Exhibit F       Form of Collateral Update Certificate
Exhibit G       Form of Accounts Receivable/Loan Reconciliation Report
Exhibit H       Form Revolving Credit Note
Schedule 1      Lenders, Commitment Percentages, Lending Offices
Schedule 1(a)   Mortgaged Properties
Schedule 6.4    Distributions
Schedule 6.6    Intellectual Property
Schedule 6.7    Litigation
Schedule 6.8    Material Adverse Contracts
Schedule 6.13   Employment Matters
Schedule 6.18   Subsidiaries
Schedule 6.19   Environmental Matters
Schedule 6.20   Bank Accounts
Schedule 6.21   Labor Contracts
Schedule 6.24   Certain Transactions
Schedule 8.1    Certain Investments
Schedule 8.2(a) Existing Indebtedness
Schedule 8.3    Existing Liens
Schedule 8.4    Certain Affiliate Payments
Schedule 10.19  Landlord Waivers


                        REVOLVING CREDIT AGREEMENT

       This REVOLVING CREDIT AGREEMENT (this Credit Agreement) is made as of October 31, 2005, by and among ICON HEALTH & FITNESS, INC., a Delaware corporation (the Borrower), the other Credit Parties party hereto, BANK OF AMERICA, N.A. and the other lenders from time to time party hereto, and BANK OF AMERICA N.A., as administrative agent for itself and the other Lenders (the Administrative Agent), as Issuing Lender and as Cash Management Bank.

1.   DEFINITIONS AND RULES OF INTERPRETATION.

        1.1. Definitions. The following terms shall have the meanings set forth in this 1 or elsewhere in the provisions of this Credit Agreement referred to below:

       A Rated Bank  See 8.1

       Accounts Receivable. All rights of any Credit Party to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of any Credit Party to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, recorded on books of account in accordance with GAAP.

       Accounts Receivable/Loan Reconciliation Report. A certificate signed by the senior financial officer (or another officer designated by such senior financial officer) of the Borrower in substantially the form of Exhibit G hereto.

       Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to 7.4(c).

       Administrative Agent. Bank of America, N.A., acting as administrative agent and , with respect to the Security Documents governed by English law, as security trustee, for the Lenders, and each other Person appointed as the successor of the Administrative Agent in accordance with 14.10.

       Administrative Agent Advance.  See 2.14.

       Administrative Agents Fee.  See 5.1.

       Administrative Agents Office. The Administrative Agents office located at One Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

       Administrative Agents Special Counsel. Bingham McCutchen LLP, or such other counsel as may be approved by the Administrative Agent.

       Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.

       Affiliate. With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

       Agency Account Agreement:  See 7.17.

       Applicable Commitment Fee Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date, the Applicable Commitment Fee Margin applicable to the Commitment Fee shall be the rate per annum corresponding to the Total Outstandings (as determined on each Adjustment Date based upon the average Total Outstandings for the immediately preceding Fiscal Quarter), as set forth in the table below.

       Notwithstanding the foregoing, (a) during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the Fiscal Quarter ended May 31, 2006, the Applicable Commitment Fee Margin shall be the Applicable Commitment Fee Margin set forth in Level I of the table below and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to 7.4(c) hereof, then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Commitment Fee Margin shall be the highest Applicable Commitment Fee Margin set forth the table below.
                                                        Applicable Commitment
Level                   Total Outstandings                    Fee Margin
-----     --------------------------------------------  ---------------------
I         Total Outstandings < 33% of Total Commitment          0.35%
II        Total Outstandings < 67% of Total Commitment
          and Total Outstandings > 33% of Total Commitment      0.30%
III       Total Outstandings > 67% of Total Commitment          0.25%

       Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date, the Applicable Margin applicable to LIBOR Rate Loans and Base Rate Loans shall be the rate per annum corresponding to the Excess Availability (as determined on each Adjustment Date based upon the average Excess Availability for the immediately preceding Fiscal Quarter), as set forth in Table I below. Notwithstanding the foregoing,
(a) in the event that Consolidated EBITDA is $50,000,000 or greater as at the end of any two consecutive Fiscal Quarters occurring after the Closing Date (measured for the four Fiscal Quarter period ending on each such Fiscal Quarter end date), the Applicable Margin shall be determined by reference to Table II below and (b) in the event that Consolidated EBITDA is $60,000,000 or greater for any two consecutive Fiscal Quarters occurring after the Closing Date (measured for the four Fiscal Quarter period ending on each such Fiscal
Quarter end date), the Applicable Margin shall be determined by reference to Table III below; provided, however, in the event that Consolidated EBITDA as at the end of any subsequent Fiscal Quarter after clause (a) or (b) is invoked (measured for the four Fiscal Quarter period ending on such Fiscal Quarter end date) (i) is less than $60,000,000 but greater than or equal to $50,000,000, the Applicable Margin shall be determined by reference to Table II below or (ii) is less than $50,000,000, the Applicable Margin shall be determined by reference to Table I below.

       Notwithstanding the foregoing, (a) during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the Fiscal Quarter ended May 31, 2006, the Applicable Margin shall be the Applicable Margin set forth in Level II of Table I below and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to 7.4(c) hereof, then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth in Table I below.


                                    TABLE I

                                   Applicable Margin for  Applicable Margin for
Level      Excess Availability       LIBOR Rate Loans       Base Rate Loans
----  ------------------------------- ----------------   ----------------------
I        < $25,000,000                     3.00%                 1.25%
II   > $25,000,000 and < $50,000,000       2.75%                 1.00%
III  > $50,000,000 and < $75,000,000       2.50%                 0.75%
IV   > $75,000,000 and < $100,000,000      2.25%                 0.50%
V    > $100,000,000                        2.00%                 0.25%

                                    TABLE II

                                   Applicable Margin for  Applicable Margin for
Level      Excess Availability       LIBOR Rate Loans       Base Rate Loans
----  ------------------------------- ----------------   ----------------------
I        < $25,000,000                     2.75%                 1.00%
II   > $25,000,000 and < $50,000,000       2.50%                 0.75%
III  > $50,000,000 and < $75,000,000       2.25%                 0.50%
IV   > $75,000,000 and < $100,000,000      2.00%                 0.25%
V    > $100,000,000                        1.75%                 0.00%


                                   TABLE III

                                  Applicable Margin for  Applicable Margin for
Level      Excess Availability       LIBOR Rate Loans       Base Rate Loans
----  ------------------------------- ----------------   ----------------------
I        < $25,000,000                     2.50%                 0.75%
II   > $25,000,000 and < $50,000,000       2.25%                 0.50%
III  > $50,000,000 and < $75,000,000       2.00%                 0.25%
IV   > $75,000,000 and < $100,000,000      1.75%                 0.00%
V    > $100,000,000                        1.50%                 0.00%

       Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to any Credit Party.

       Appraised Value. The fair market value of any Real Estate determined by the most recent appraisal performed by a qualified independent appraiser approved by the Administrative Agent, in form and substance acceptable to the Administrative Agent.

       Approved Fund.  Any Fund that is administered or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

       Arranger.  Banc of America Securities LLC.

       Assignment and Acceptance. An assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by 18.2), and accepted by the Administrative Agent, in substantially the form of ExhibitC or any other form approved by the Administrative Agent.

       Availability Reserve.  $20,000,000.

       Back Bay Agent.  Back Bay Capital Funding LLC.

       Back Bay Intercreditor Agreement. That certain Intercreditor Agreement, dated as of the date hereof, among the Credit Parties, the Back Bay Agent and the Administrative Agent.

       Back Bay Loan. The Term Loan Debt as defined in the Back Bay Intercreditor Agreement.

       Back Bay Loan Agreement. The Term Loan Agreement, dated as of the date hereof, by and among the Credit Parties, certain financial institutions party thereto and the Back Bay Agent, as agent for such financial institutions.

       Back Bay Loan Documents. The Loan Documents as defined in the Back Bay Loan Agreement.

       Bain Entities. Collectively, Bain Capital Fund IV, L.P., Bain Capital Fund IV B, L.P., Bain Associates and BCIP Trust Associates, L.P., and funds or trusts managed or controlled by Bain Capital, Inc.

       Balance Sheet Date.  May 31, 2005.

       Bank of America.  Bank of America, N.A. and its successors and assigns.

       Base Rate. For any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its prime rate. The prime rate is a rate set by Bank of America based upon various factors including Bank of Americas costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

       Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

       Bondholders.  As defined in the Deed of Hypothec.

       Bondholders Instrument.  As defined in the Deed of Hypothec.

       Bonds. Any bonds, mortgage bonds, debentures or other titles of Indebtedness issued by ICON du Canada and secured under the Deed of Hypothec for the purposes of Article 2692 of the Civil Code of Quebec and includes, without limitation, the Initial Bonds.

       Borrower.  As defined in the preamble hereto.

       Borrowing Base. As at any date of determination thereof, an amount in Dollars equal to the result of the following:

       (a) eighty-five percent (85%) of the net amount of Eligible Accounts Receivable outstanding at such date; plus

       (b) (i) ninety-five percent (95%) of the Net Orderly Liquidation Value of Eligible Inventory at such date during the period of July 1 through November 30 of each calendar year and (ii) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory at such date during all other times; plus

       (c) in the sole and absolute discretion of Administrative Agent, up to 50% of the book value of Eligible In-Transit Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market, excluding individual shipments (per vessel) with an aggregate book value of less than $250,000; plus

       (d) Fixed Asset Availability; less

       (e) the Availability Reserve; less

       (f) other Reserves.

The Administrative Agent may, from time to time in the exercise of its reasonable discretion and upon written notice to the Borrower, (x) reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Administrative Agent determines that: (i) the dilution in respect of the Accounts Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of the Borrower or its domestic or Canadian Subsidiaries has declined or (y) reduce the lending formula(s) with respect to Eligible Inventory to the extent that the Administrative Agent determines that: (i) the number of days of the turnover of the inventory of the Borrower or its domestic or Canadian Subsidiaries for any period has changed in any material adverse respect, (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature and quality of the inventory of the Borrower or its domestic or Canadian Subsidiaries has deteriorated in any material respect or the mix of such inventory has changed materially. In determining whether to reduce the lending formula(s), the Administrative Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable, Eligible Inventory or in establishing the Reserves. For purposes of calculating the Dollar amount of any assets included in the Borrowing Base which are denominated in Canadian Dollars, the Dollar amount of such assets shall be calculated by reference to the spot rate for exchange ofCanadian Dollars to Dollars, as quoted by the most recent edition of The Wall Street Journal.

       Borrowing Base Report. A report signed by the chief financial officer or cash manager of the Borrower demonstrating calculation of the Borrowing Base in the form of Exhibit D hereto.

       Borrower Pledge Agreement. The Pledge Agreement of even date herewith executed by the Borrower in favor of the Administrative Agent, on behalf of itself and the Lenders, pledging all Capital Stock of its Subsidiaries.

       Business Day. Any day on which commercial banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

       Canadian Dollars.  Lawful money of Canada.

       Capital Expenditures. With respect to the Credit Parties, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by the Credit Parties during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

       Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

       Capitalized Leases. Leases under which any Credit Party is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

       Cash Management Bank. Bank of America and its successors and assigns, in its capacity as the provider of cash management services to the Credit Parties.

       Cash Management Obligations. All present and future liabilities, obligations and Indebtedness of the Credit Parties owing to any Lender, the Administrative Agent, the Cash Management Bank or any Affiliate of any of the foregoing under or in connection with any cash management or related services or products provided by any Lender, the Administrative Agent, the Cash Management Bank or any Affiliate of any of the foregoing to or for the account of any Credit Party, including, without limitation, liabilities, obligations or Indebtedness in respect of automated clearing house and other fund transfers, checks, money orders, drafts, instruments, funds, payments and other items and forms of remittances paid, deposited or otherwise credited to any deposit, disbursement or other account of any Credit Party; any credit card or similar products offered to any Credit Party; any overdraft or other extension of credit made to cover any funds transfer, check, draft, instrument or amount paid for the account or benefit of any Credit Party, and all fees, charges, indemnities, expenses and other amounts from time to time owing to any Lender, the Administrative Agent, the Cash Management Bank or any Affiliate of any of the foregoing in connection therewith (all whether accruing before or after the commencement of any bankruptcy proceeding by or against any Credit Party and regardless of whether allowed as a claim in any such proceeding).

       Casualty Event. With respect to any property (including any interest in property) of any Credit Party, any loss of, damage to, or condemnation or other taking of, such property for which any Credit Party receives insurance proceeds, proceeds of a condemnation award or other compensation.

       Change of Control. Any event, transaction or occurrence as a result of which (a) the Existing Holders shall cease to own, directly or indirectly, a majority of the voting stock of Holdings, (b) the Existing Holders shall cease to have or exercise the right, directly or indirectly, to designate at least a majority of the members of the Board of Directors of Holdings, (c) the Existing Holders and their Affiliates cease to own (directly or indirectly) and control all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding Capital Stock of all classes of Holdings on a fully diluted basis, (d) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the Borrower, (e) the Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of each of its Subsidiaries or (f) any Change of Control (as such term is defined in the Subordinated Notes Documents or the documents governing any other Indebtedness of any Credit Party) shall occur.

       Closing Date. The first date on which the conditions set forth in 10 and 11 have been satisfied and any Loans are to be made or any Letters of Credit are to be issued hereunder.

       Code.  The Internal Revenue Code of 1986.

       Collateral. All of the property, rights and interests of any Credit Party that are or are intended to be subject to the Liens created by the Security Documents.

       Collateral Assignment of Intercompany Notes. The Collateral Assignment of Intercompany Notes made by each applicable Credit Party in favor of the Administrative Agent, on behalf of itself and the Lenders.

       Collateral Update Certificate. A certificate signed by the chief financial officer or cash manager of the Borrower in substantially the form of Exhibit F hereto.

       Commitment.  With respect to each Lender, (a) the amount set forth on
Schedule 1 hereto as the amount of such Lenders commitment (i) to make Revolving Credit Loans to the Borrower and (ii) to participate in the issuance, extension and renewal of Letters of Credit issued for the account of the Borrower, as the same may be reduced from time to time; or (b) if such commitment is terminated pursuant to the provisions hereof, zero.

       Commitment Fee.  See 2.2.

       Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lenders percentage of the aggregate Commitments of all of the Lenders.

       Compliance Certificate.  See 7.4(c).

       Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Credit Parties, consolidated in accordance with GAAP.

       Consolidated EBITDA. For any fiscal period, without duplication, an amount equal to (a) consolidated net income of the Credit Parties for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by any Credit Party (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of the Credit Parties for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) non-cash loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and
(vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of any Credit Party of any Capital Stock, in each case to the extent included in the calculation of consolidated net income of the Credit Parties for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of the Credit Parties: (1) the income (or deficit) of any other Person (other than a Subsidiary) in which any Credit Party has an ownership interest, except to the extent any such income has actually been received by a Credit Party in the form of cash dividends or distributions; (2) the undistributed earnings of any Subsidiary of any Credit Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(3) any restoration to income of any extraordinary or contingency reserve, except to the extent that such reserve reduced Consolidated EBITDA in such four quarter period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain (but not any aggregate loss) arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Credit Parties; (7) in the case of a successor to any Credit Party by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (8) any deferred credit representing the excess of equity in any Subsidiary of any Credit Party at the date of acquisition of such Subsidiary over the cost to such Credit Party of the investment in such Subsidiary.

       Consolidated Interest Expense. For any fiscal period, interest expense (whether cash or non-cash) of the Credit Parties determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to Indebtedness of any Credit Party and interest expense for the relevant period that has been capitalized on the balance sheet of the Credit Parties.

       Control. The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Controlling and Controlled have meanings correlative thereto.

       Control Letter.  A letter agreement between the Administrative Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant, as applicable, or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of the Administrative Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of the Administrative Agent without further consent by the affected Credit Party.

       Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrowers election to convert or continue a Loan in accordance with 2.7.

       Copyright Mortgage. The Memorandum of Grant of Security Interest in Copyrights, made by each applicable Credit Party in favor of the Administrative Agent, on behalf of itself and the Lenders.

       Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

       Credit Parties. Holdings, the Borrower and each of their respective Subsidiaries.

       CS First Boston. Credit Suisse First Boston Corporation, a Delaware corporation.

       CS First Boston Debt. Indebtedness of Holdings issued to CS First Boston in the amount of $7,500,000 pursuant to (i) the Amended and Restated Note Agreement, Dated as of September 27, 1999, and (ii) the 0% Convertible Subordinated Note Due September 27, 2011, dated September 27, 1999, in the form thereof delivered to the Administrative Agent on or prior to the Closing Date.

       Deed of Hypothec. That certain Deed of Hypothec and Issue of Mortgage Bonds dated the date hereof between ICON du Canada and the Administrative Agent, acting as fond de pouvoir pursuant to Article 2629 of the Civil Code of Quebec, to secure payment of the applicable Bond.

       Default.  See 12.1.

       Default Rate. (a) When used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin applicable to the Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the LIBOR Rate plus the Applicable Margin applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to Revolving Loans bearing interest at the LIBOR Rate plus 2% per annum, in all cases to the fullest extent permitted by applicable law.
       Delinquent Lender.  See 14.6.3.
       Derivative Agreement. Any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Credit Partys exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices and not for speculative purposes.
       Determined Value At the relevant time of reference thereto, the appraised Net Orderly Liquidation Value of Eligible Machinery and Equipment determined by the most recent appraisal thereof performed by a qualified independent appraiser approved by the Administrative Agent, in form and substance acceptable to the Administrative Agent. To the extent that any Eligible Machinery and Equipment is encumbered by a Lien or encumbrance which is a Permitted Lien not securing the Obligations, the amount of the Indebtedness secured by such Lien or encumbrance shall be deducted from the value determined in accordance with the immediately preceding sentence of this definition of Determined Value.

       Dollars or $. Dollars in lawful currency of the United States of America.

       Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

       Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with 2.7.

       Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any contra accounts, credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) of the Borrower and its domestic and Canadian Subsidiaries which the Administrative Agent, in its sole credit judgment (not to be exercised unreasonably), deems to be an Eligible Account Receivable. Without limiting the generality of the foregoing, no Account Receivable shall be an Eligible Account Receivable if:

       (i) it arises out of a sale made by the Borrower or such Subsidiary to a Subsidiary or an Affiliate of the Borrower or such Subsidiary or to a Person Controlled by an Affiliate of the Borrower or such Subsidiary (other than a portfolio company of any of the Bain Entities, CS First Boston or any of their respective Affiliates); or

       (ii) it is unpaid for more than sixty (60) days after the original due date shown on the invoice; or

       (iii) it is due and unpaid more than one hundred twenty (120) days after the original invoice date; provided that the Administrative Agent may extend such one hundred twenty (120) day limitation to one hundred fifty (150) days as to Accounts Receivable owing by certain creditworthy account debtors as determined by the Administrative Agent in its reasonable credit judgment; or

       (iv) 50% or more of the Accounts Receivable from the account debtor are not deemed Eligible Accounts Receivable; or

       (v) any material covenant, representation or warranty contained in the agreement with respect to such Account Receivable has been breached by the Borrower or such Subsidiary; or

       (vi) the account debtor is also the Borrowers or such Subsidiarys creditor or supplier, or the account debtor has disputed liability with respect to such Account Receivable, or the account debtor has made any claim with respect to any other Account Receivable due from such account debtor to the Borrower or such Subsidiary, or the Account Receivable otherwise is or may become subject to any right of setoff by the account debtor; in each case, the Account Receivable to be ineligible to the extent of such contra, dispute, claim, or setoff; or

       (vii) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or other insolvency, reorganization or adjustment laws of any other jurisdiction, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or other insolvency, reorganization or adjustment laws of any other jurisdiction, or any other petition or other application for relief under the federal bankruptcy laws or other insolvency, reorganization or adjustment laws of any other jurisdiction has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

       (viii) (A) it arises from a sale to an account debtor outside the United States or Canada (excluding the province of Newfoundland, the Northwest Territories and the territory of Nunavut); provided that, in the Administrative Agents sole discretion, Accounts Receivable owing from Regency in Australia and New Zealand, RFE International in the United Kingdom and Sears Mexico in Mexico, may be included as Eligible Accounts Receivable so long as they are payable in Dollars, do not exceed an amount of $3,000,000 in the aggregate and notice and other perfection requirements are met or (B) is denominated in a currency other than Dollars or Canadian Dollars, unless, in each case, the sale is covered by credit insurance or on letter of credit guaranty or acceptance terms, in each case acceptable to the Administrative Agent in its sole discretion; or

       (ix) it arises from a sale to the account debtor on a billandhold, guaranteed sale, saleorreturn, saleonapproval, consignment or any other repurchase or return basis; or

       (x) the account debtor is the United States of America, any state located therein or the Canadian government (Her Majesty in Right of Canada), any province or territory located therein or, in each case, any department, agency or instrumentality thereof, unless the Borrower or such Subsidiary assigns its right to payment of such Account Receivable to the Administrative Agent, in a manner satisfactory to the Administrative Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. 203 et seq., as amended), any equivalent state law or the Financial Administration Act (Canada) or any applicable provincial or territorial statute or municipal ordinance of similar purpose and effect, with respect to such obligation, as applicable; or
       (xi) it is not at all times subject to the Administrative Agents duly perfected, firstpriority security interest and no other Lien except a Permitted Lien which is subordinate to the Administrative Agents Lien; or

       (xii) the goods giving rise to such Account Receivable have not been delivered to and accepted by the account debtor or the services giving rise to such Account Receivable have not been performed by the Borrower or such Subsidiary and accepted by the account debtor or the Account Receivable otherwise does not represent a final sale (other than SAB-104 adjustments); or

       (xiii) the Account Receivable is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

       (xiv) the Borrower or such Subsidiary has made any agreement with the account debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account Receivable; or

       (xv) the Account Receivable is owing to Universal; or

       (xvi) such Account Receivable is owing by a consumer and (A) two or more installments with respect thereto remain unpaid for more than thirty (30) days or (B) to the extent that the aggregate of those consumer Accounts Receivable exceed $10,000,000.

       Eligible Assignee.  Any of (a) a Lender, (b) an Affiliate of a Lender,
(c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

       Eligible Inventory. With respect to the Borrower and its domestic and Canadian Subsidiaries, inventory owned by the Borrower or such Subsidiary which the Administrative Agent, in its sole credit judgment (not to be exercised unreasonably), deems to be Eligible Inventory. Without limiting the generality of the foregoing, no inventory shall be Eligible Inventory if:

       (i) it is not inventory that, in the Administrative Agents opinion, is readily marketable in its current form; or

       (ii) it is not in good and saleable condition; or

       (iii) it is slowmoving, obsolete, defective or unmerchantable; or

       (iv) it does not meet all standards imposed by any governmental agency or authority, including, without limitation, the Fair Labor Standards Act; or

       (v) it does not conform in all respects to the warranties and representations set forth in this Credit Agreement; or

       (vi) it is not at all times subject to the Administrative Agents duly perfected, firstpriority security interest and no other Lien (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrowers or one of its domestic or Canadian Subsidiarys. performance with respect to that inventory and the rights of unpaid suppliers (other than another Credit Party) under Section 81.1 of the Bankruptcy and Insolvency Act (Canada)) except a Permitted Lien which is subordinate to the Administrative Agents Lien; or

       (vii) it is in transit (except, in Administrative Agents discretion, Eligible In-Transit Inventory); or

       (viii) it is not located in the United States of America or Canada; or

       (ix) it is held on consignment, or not otherwise owned by the Borrower or such Subsidiary; or

       (x) it has been shipped to a customer, regardless of whether such shipment is on a consignment basis; or

       (xi) it consists of supplies, packing materials, shipping materials or work-in-process; or

       (xii) it is not in the possession of the Borrower or such Subsidiary, unless the Administrative Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Administrative Agent; or

       (xiii) it bears a third partys trademark licensed by a Credit Party or other proprietary right, unless the Administrative Agent determines that such inventory could be sold pursuant to the exercise of remedies by the Administrative Agent hereunder or under applicable law on terms satisfactory to the Administrative Agent in its sole discretion.

       Eligible In-Transit Inventory. All finished goods inventory owned by the Borrower, and which finished goods inventory is in transit to Borrowers facilities in North America with a freight carrier or shipping company which is not an Affiliate of either the Borrower or the supplier and which finished goods inventory (a) has been the subject of a transfer of title to Borrower, (b) is fully insured, (c) is subject to a first priority security interest in and Lien upon such goods in favor of the Administrative Agent (except for any possessory Lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to Borrower), (d) with respect to which the Administrative Agent has been designated as co-consignee on any bill of lading or document of title and (e) is otherwise deemed to be Eligible Inventory hereunder.

       Eligible Machinery and Equipment. Machinery and equipment (i) owned by the Borrower and its domestic and Canadian Subsidiaries, (ii) located in the United States of America or Canada, (iii) in which the Administrative Agent shall have duly perfected, firstpriority security interest (and which shall not be subject to any other Lien other than Permitted Liens which are subordinate to the Administrative Agents Lien) and (iv) which are properly insured in accordance with the provisions of this Credit Agreement.

       Eligible Real Estate. With respect to the Borrower and its domestic and Canadian Subsidiaries, Real Estate owned by the Borrower or such Subsidiary which the Administrative Agent, in its sole credit judgment (not to be exercised unreasonably), deems to be Eligible Real Estate. Without limiting the generality of the foregoing, no Real Estate shall be Eligible Real Estate if:

        (i)     it is not located in the United States or Canada; or

        (ii) it is not at all times subject to the Administrative Agents duly perfected, firstpriority security interest and no other Lien except a Permitted Lien which is subordinate to the Administrative Agents Lien; or

        (iii) it has not been appraised by a third party appraiser reasonably acceptable to the Administrative Agent; or

        (iv) the Administrative Agent has not received an environmental site assessment of such Real Estate reasonably acceptable to the Administrative Agent.

       Employee Benefit Plan. (i) Any employee benefit plan within the meaning of 3(3) of ERISA maintained or contributed to by any Credit Party or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan and (ii) with respect to any Canadian Subsidiary, any employee benefit program relating to employees of such Canadian Subsidiary other than pension plans, but including, without limitation, profit sharing, deferred compensation, incentive severance, change of control, phantom stock, stock option, stock purchase, bonus and health or insurance plans and arrangements (in each case, oral or written).

       Employment Agreements. The Employment Agreement dated as of February 27, 2004 among Holdings, the Borrower and Scott Watterson and the Employment Agreement dated as of February 27, 2004 among Holdings, the Borrower and Gary Stevenson, as amended from time to time in accordance with the provisions of this Credit Agreement.

       ERISA.  The Employee Retirement Income Security Act of 1974.

       ERISA Affiliate. Any Person which is treated as a single employer with any Credit Party under 414 of the Code.

       ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

       Eurocurrency Reserve Rate. For any day, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against Eurocurrency Liabilities (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

       European Subsidiaries. ICON Health & Fitness Italia SpA, ICON Health & Fitness (Holdings) Limited, ICON Health & Fitness Limited, ICON Health & Fitness France SAS and AICON Health & Fitness GmBH.

       Excess Availability. As of any date of determination thereof, the difference between (a) the lesser of (i) the Total Commitment at such time and
(ii) the Borrowing Base at such time, and (b) the Revolving Exposure at such time.

       Existing Credit Agreement. The Credit Agreement, as amended, dated as of April 9, 2002, among the Borrower, the other credit parties signatory thereto, the lenders signatory thereto, General Electric Capital Corporation, as administrative agent, and the other parties thereto.

       Existing Holders. Collectively, the Bain Entities, CS First Boston, Scott Watterson, Gary Stevenson, Robert Gay, Lee Ming Tsung, Wan-Chung Ko, Stanley C. Tuttleman and Inverness/Phoenix Capital, LLC.

       Event of Default.  See 12.1.

       Fee Letter. The fee letter, dated as the date hereof, among the Borrower, the Administrative Agent and the Arranger.

       Fees. Collectively, the Commitment Fee, the Letter of Credit Fees and the Administrative Agents Fee.

       Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

       Fiscal Month.  Any of the monthly accounting periods of the Borrower.

       Fiscal Quarter. Any of the quarterly accounting periods of the Borrower, ending on or about August 31, November 30, February 28 and May 31 of each year; provided, however that the first three Fiscal Quarters of each Fiscal Year end on the Saturday nearest the dates set forth in this definition.

       Fiscal Year. Any of the annual accounting periods of the Borrower ending on May 31 of each year.

       Fixed Asset Availability. As at any date of determination thereof, an amount in Dollars equal to the lesser of:

        (i)     the Fixed Asset Maximum Availability Amount; and

        (ii) the sum of (A) 80% of the Determined Value of Eligible Machinery and Equipment and (B) 75% of the Appraised Value of Eligible Real Estate.

       Fixed Asset Availability Maximum Amount. $13,000,000, which shall be automatically and permanently reduced pursuant to 2.13.

       Fixed Charge Coverage Ratio. As at any date of determination, the ratio of (a) (i) Consolidated EBITDA for the Reference Period ending on such date of determination minus (ii) the aggregate amount of all Non-Financed Capital Expenditures made during such period minus (iii) the aggregate amount paid, or required to be paid (without duplication), in cash in respect of the current portion of all income taxes for such period to (b) the sum of (i) the aggregate amount of Consolidated Interest Expense for such period, (ii) the aggregate amount of regularly scheduled payments of principal in respect of Indebtedness for borrowed money (including the principal component of any payments in respect of Capitalized Leases and Synthetic Leases) paid or required to be paid during such period and (iii) the aggregate amount of dividends and distributions permitted to be paid by Holdings hereunder and actually paid in cash during such period.

       Free Motion.  Free Motion Fitness, Inc., a Utah corporation.

       Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

       GAAP. (i) When used in 9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the Fiscal Year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Credit Parties reflected in the Credit Parties financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Credit Parties adopting the same principles, provided that in each case referred to in this definition of GAAP a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than qualifications regarding changes in GAAP and as to normal year-end adjustments) as to financial statements in which such principles have been properly applied.

       Governing Documents. With respect to any Person, its certificate or articles of incorporation, certificate of incorporation or change of name (if any), certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, memorandum and articles of association, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

       Governmental Authority. Any national, foreign, federal, state, provincial, regional, local municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

       Gross Availability. At any time, the lesser of (a) the Borrowing Base at such time and (b) the Total Commitment at such time.

       Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of 3(2) of ERISA maintained or contributed to by any Credit Party or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan, and with respect to any Canadian Subsidiary, all pension and retirement plans relating to the current and former employees of such Subsidiary, whether registered or unregistered, funded or unfunded and written or oral, and with respect to such Subsidiary, all pension and retirement plans relating to the current and former employees of such Subsidiary, whether registered or unregistered, funded or unfunded and written or oral.

       Guaranties. Collectively, the Holdings Guaranty, the Subsidiary Guaranty, the ICON du Canada Guaranty, the ICON Fitness Holdings Guaranty and any other guaranty executed by any Guarantor in favor of the Administrative Agent and the Lenders in respect of the Obligations.

       Guarantors. Holdings, ICON Fitness Holdings, ICON du Canada, ICON New Brunswick, International Holdings, Universal, Free Motion, ICON IP, NordicTrack and each other Person, if any, that executes a guaranty or other similar agreement in favor of the Administrative Agent in connection with the transactions contemplated by this Credit Agreement and the other Loan Documents.

       Holdings.  HF Holdings, Inc. a Delaware corporation.

       Holdings Guaranty. The guaranty of even date herewith executed by Holdings in favor of the Administrative Agent and the Lenders.

       Holdings Pledge Agreement. The Pledge Agreement of even date herewith executed by Holdings in favor of the Administrative Agent, on behalf of itself and Lenders, pledging all of the Capital Stock of the Borrower.

       ICON du Canada. ICON of Canada Inc./ICON du Canada Inc., a Quebec company.

       ICON du Canada Guaranty. The guaranty of even date herewith executed by ICON du Canada in favor of the Administrative Agent and the Lenders, guarantying the obligations of ICON New Brunswick under the Subsidiary Guaranty.

       ICON du Canada Pledge Agreement. The Hypothec and Pledge of Bonds between ICON du Canada and the Administrative Agent pursuant to which ICON du Canada pledges the Bonds to the Administrative Agent and the Lenders.

       ICON IP.  ICON IP, Inc., a Delaware corporation.

       ICON Fitness Holdings. ICON Health & Fitness (Holdings) Limited, a company incorporated under the laws of the England and Wales.

       ICON Fitness Holdings Guaranty. The guaranty dated on or about the date hereof executed by ICON Fitness Holdings in favor of the Administrative Agent and the Lenders.

       ICON Fitness Holdings Pledge Agreements. The charge over shares granted or to be granted by ICON Fitness Holdings in favor of the Administrative Agent, on behalf of itself and the Lenders, charging 65% of the Capital Stock of each European Subsidiary.

       ICON New Brunswick.  510152 N.B. Ltd., a New Brunswick corporation.

       Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

        (a)     every obligation of such Person for money borrowed,

        (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

        (c) every reimbursement obligation of such Person with respect to letters of credit, bankers acceptances, or similar facilities issued for the account of such Person,

        (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

        (e)     every obligation of such Person under any Capitalized Lease,

        (f)     every obligation of such Person under any Synthetic Lease,

       (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively receivables), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

       (h) every obligation of such Person (an equity related purchase obligation) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

       (i) every obligation of such Person under any Derivative Agreement,

       (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Persons ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

       (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through
(j) (the primary obligation) of another Person (the primary obligor), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

       The amount or principal amount of any Indebtedness at any time of determination represented by (1) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (2) any Capitalized Lease shall be the present value of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (3) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than Holdings or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (4) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amounts, (5) any Derivative Agreement shall be the maximum amount of any termination or loss payment required to be paid by such Person if such Derivative Agreement were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (6) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (7) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

       Indenture Borrowing Base Report. A report signed by the chief financial officer or cash manager of the Borrower demonstrating calculation of the Borrowing Base (as defined in the Subordinated Indenture) as of the last day of the most recently ended Fiscal Quarter and the amount of Indebtedness incurred pursuant to Sections 4.09(b)(1) and 4.09(b)(13) of the Subordinated Indenture as of the last day of such Fiscal Quarter in the form of Exhibit E-1 hereto.

       Initial Bonds. The demand mortgage bonds in the amount of Cdn.$600,000,000, each dated the date hereof issued by ICON du Canada in favor of the Administrative Agent under the provisions of the Deed of Hypothec and pledged pursuant to the Deed of Hypothec and the ICON du Canada Pledge Agreement.

       Interest Payment Date. (i) As to any Base Rate Loan, the first day of each calendar month and the Maturity Date and (ii) as to any LIBOR Rate Loan, the last day of each Interest Period applicable thereto; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

       Interest Period. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (A) for any Base Rate Loan, the last day of each calendar month and (B) for any LIBOR Rate Loan, 1, 2, 3, or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

        (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

        (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

        (c) if the Borrower fails to give notice as provided in 2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

        (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

        (e) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.
       International Holdings. ICON International Holdings, Inc., a Delaware corporation.

       International Pledge Agreements. (a) A pledge agreement dated as of the Closing Date, pledging to the Administrative Agent for the benefit of the Lenders 65% of the Capital Stock of ICON du Canada and 100% of the Capital Stock of ICON New Brunswick and (b) a charge over shares charging in favor of the Administrative Agent for the benefit of the Lenders 100% of the Capital Stock of ICON Fitness Holdings.

       Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

       Issuing Lender.  Bank of America.

       Jumpking.  Jumpking, Inc., a Utah corporation.

       Lender or Lenders. Bank of America and the other lending institutions listed on Schedule 1 hereto and any other person who becomes an assignee of any rights and obligations of a Lender pursuant to 18 and, unless the context otherwise requires, the Issuing Lender and the Cash Management Bank.

       Lending Office.  A Domestic Lending Office or a LIBOR Lending Office.

       Letter of Credit.  See 4.1.

       Letter of Credit Application. With respect to any Letter of Credit issued for the account of the Borrower hereunder, an application for such Letter of Credit made to the Issuing Lender on its customary form.

       Letter of Credit Fee.  See 4.6.

       LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.

       LIBOR Lending Office. Initially, the office of each Lender designated as such by notice to the Borrower; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

       LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate. If the rate described above does not appear on the Dow Jones Market Service on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the second LIBOR Business Day prior to the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each ofthe four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the second LIBOR Business Day prior to the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be considered that LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined.

       LIBOR Rate Loans. Loans bearing interest calculated by reference to the LIBOR Rate.

       Liens. Any encumbrance, mortgage, deed of trust, assignment, attachment, deposit arrangement, lien (statutory, judgment or otherwise), pledge, hypothecation, charge, restriction or other security interest, security agreement, or any interest of any kind securing any obligation of any entity or person, whether such interest is based on common law, civil law, statute or contract..

       Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, the Guaranties, the Security Documents, the Back Bay Intercreditor Agreement, the Fee Letter, and any other agreement between any Credit Party and/or the Administrative Agent and/or any Lender relating to fee arrangements.

       Loan Request.  See 2.6.1.

       Loans.  The Revolving Credit Loans.

       Management Agreements Each of the Management Agreements dated as of September 24, 1999 among the Borrower, Holdings, and each of Scott Watterson and Gary Stevenson, the Management Agreement dated as of September 24, 1999 among the Borrower, Holdings and Bain Capital, Inc. and Section 7.1(b) of Securities Purchase Agreement dated as of September 24, 1999 between Holdings and CS First Boston, each as amended from time to time in accordance with the provisions of this Credit Agreement.

       Maturity Date.  October 31, 2010.

       Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit issued for the account of the Borrower, as such aggregate amount may be reduced from time to time pursuant to the terms of such Letters of Credit.

       Mortgaged Property.  Any Real Estate which is subject to any Mortgage.

       Mortgages. (a) The mortgage(s) and, if applicable, deed(s) of trust, dated on or prior to the Closing Date, from any Credit Party to the Administrative Agent with respect to the fee and, if applicable, leasehold interests of such Credit Party in the properties listed on Schedule 1(a) hereto and (b) any other deeds of mortgage, deeds of trust, or deeds of leasehold mortgage executed and delivered to the Administrative Agent after the Closing Date pursuant to 7.16 hereof, in each case, in form and substance satisfactory to the Administrative Agent.

       Multiemployer Plan. Any multiemployer plan within the meaning of 3(37) of ERISA maintained or contributed to by any Credit Party or any ERISA Affiliate.

       Net Orderly Liquidation Value. With respect to any inventory, the net appraised orderly liquidation value of such inventory, as determined from time to time by the Administrative Agent by reference to the most recent appraisal of the inventory, machinery and equipment, as applicable, of the Borrower performed by an appraisal firm acceptable to the Administrative Agent.

       Non-Financed Capital Expenditures. Capital Expenditures paid in cash and not financed with Indebtedness for borrowed money; provided that Capital Expenditures financed with the proceeds of Revolving Loans shall be deemed to constitute Non-Financed Capital Expenditures for purposes of this Credit Agreement.

       Non-U.S. Lender.  See 5.2.3.

       NordicTrack.  NordicTrack, Inc., a Utah corporation.

       Obligations. All indebtedness, obligations and liabilities of the Credit Parties to any of the Lenders, the Issuing Lender, the Administrative Agent, the Cash Management Bank or any of their Affiliates, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Derivative Agreement or in respect of any of the Loans made, or any obligations under Derivative Agreements or Cash Management Obligations or Reimbursement Obligations incurred or any of the Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

       Operating Account.  See 2.6.2.

       Outstanding or outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

       Patent Agreement. The Patent Collateral Assignment and Security Agreement, made in favor of the Administrative Agent, on behalf of itself and the other Lenders, by each applicable Credit Party.

       PBGC. The Pension Benefit Guaranty Corporation created by 4002 of ERISA and any successor entity or entities having similar responsibilities.
       Perfection Certificates. The Perfection Certificates referenced to and defined in each of the Security Agreements.

       Permitted Acquisition. The acquisition of any Person, business, or specified group of assets (the Target) by any Credit Party, provided that, with respect to any such acquisition, (1) the Administrative Agent and the Required Lenders approve, in their sole discretion, such acquisition in writing in advance or (2) each of the following conditions is met:

        (a) immediately prior to and after giving effect to, such acquisition, no Default or Event of Default shall then exist, and the Borrower shall so certify;

        (b)     the Target is located in the United States or Canada;

        (c) if applicable, the Borrower shall certify compliance with the financial covenant contained in 9 on a pro forma basis after giving effect to such acquisition;

        (d) (i) the consideration therefor shall be paid in cash or by the issuance of unsecured Indebtedness permitted hereby or assumption of unsecured Indebtedness of the Target permitted hereby (provided that any Indebtedness so assumed shall have been in existence prior to, and shall not have been incurred in contemplation of, such acquisition, and shall not be secured by any assets of the Target or any Credit Party), (ii) the aggregate consideration paid or to be paid (in cash or by such issuance or assumption of Indebtedness) by the Credit Parties in connection with any one such acquisition shall not exceed $5,000,000 and (iii) the aggregate consideration paid or to be paid (in cash or by such issuance or assumption of indebtedness) by the Credit Parties in connection with all such acquisitions made during any Fiscal Year shall not exceed $10,000,000;

        (e) such acquisition shall have been approved by the board of directors and shareholders, if required, of the Target;

        (f) immediately prior to giving effect to such acquisition, Excess Availability shall be no less than $55,000,000;

        (g) at least thirty (30) days prior to the consummation of such acquisition, the Borrower shall deliver to the Administrative Agent updated versions of the most recent projections provided to the Administrative Agent pursuant to the terms of this Credit Agreement, reflecting that Excess Availability shall be $40,000,000 or greater for at least ninety (90) days after the consummation of the acquisition;

        (h) either (i) such acquisition is the acquisition of assets (and assumption of liabilities) only (for use in substantially the same line of business as the line of business of the Credit Parties) or (ii) such acquisition involves the purchase of the Capital Stock or other equity interests of a Target and each of the following conditions is met:

       (A) such acquisition is the acquisition of one hundred percent (100%) of the Capital Stock of such Target;

       (B) such Target is in substantially the same line of business as the Credit Parties;

       (C) one of the Credit Parties is the survivor of any merger or consolidation with such Target;

       (D) not less than thirty (30) Business Days prior to such acquisition, the Borrower shall (i) notify the Administrative Agent and the Lenders thereof, identifying such Target, the proposed purchase price and terms of payment thereof, and the proposed closing date for such acquisition, and (ii) provide to the Administrative Agent (A) the most recent draft acquisition agreement relating to such transaction and all related documents, instruments and agreements and (B) all recent and historical financial information regarding such Target available to the Credit Parties;

       (E) contemporaneously with the occurrence of any such acquisition, the Borrower shall (I) cause such Target to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance satisfactory to the Administrative Agent, which such guaranty shall be a Loan Document hereunder,
(II) cause such Target to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a first priority perfected security interest and lien upon all of its assets, (III) pledge or cause the applicable Credit Party to pledge to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, 100% of the Capital Stock of such Target (limited, in the case of any Target that is a foreign Subsidiary that is a controlled foreign corporation under Section 957 of the Internal Revenue Code, to a pledge of 65% of the Capital Stock of each such Target to the extent the pledge of any greater percentage would result in material adverse tax consequences to the Borrower), and (IV) cause such Target to deliver to the Lenders and the Administrative Agent (aa) evidence of proper corporate or other authorization, and (bb) legal opinions with respect to each of the matters and documents set forth in this clause (E), in each case, in form and substance satisfactory to the Administrative Agent and the Lenders; and

       (F) the Borrower shall provide to the Administrative Agent such additional information relating to such Target and the proposed acquisition as the Administrative Agent may reasonably request.

       Permitted Liens.  Liens permitted by 8.3 hereof.

       Person. Any individual, corporation, limited liability company, partnership, limited partnership, trust, unincorporated association, business, or other legal entity, or any Governmental Authority.

       Pledge Agreements. The Borrower Pledge Agreement, the Holdings Pledge Agreement the International Pledge Agreements, the ICON Fitness Holdings Pledge Agreements and any other pledge agreement or share charge granted by any Credit Party (as required by this Credit Agreement or any other Loan Document).

       Real Estate. All real property at any time owned or leased (as lessee or sublessee) by any Credit Party.

       Record. The grid attached to a Revolving Credit Note or the Loan Account maintained by a Lender with respect to Revolving Credit Loans made by such Lender.

       Reference Period. As of any date of determination, the period of four consecutive Fiscal Quarters ending on such date; provided that (a) for the Fiscal Quarter ending on or about November 30, 2005, the Reference Period shall be deemed to be such Fiscal Quarter then ended, (b) for the Fiscal Quarter ending on or about February 28, 2006, the Reference Period shall be deemed to be the two Fiscal Quarters then ended, and (c) for the Fiscal Quarter ending on or about May 31, 2006, the Reference Period shall be deemed to be the three Fiscal Quarters then ended.

       Register.  See 18.3.

       Reimbursement Obligation. The Borrowers obligations to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in 4.2.

       Related Parties. With respect to any specified Person, such Persons Affiliates and the respective directors, and officers of such Person.

       Replacement Lender.  See 5.11.

       Required Lenders. As of any date, Lenders, excluding Delinquent Lenders, holding Loans and participating interests in the risks relating to Letters of Credit constituting at least fifty-one percent (51%) of the outstanding Loans and Letters of Credit; or, if no Loans or Letters of Credit are then outstanding, Lenders, excluding Delinquent Lenders, whose Commitments constitute at least fifty-one percent (51%)of the Total Commitment.

       Reserves. As determined by the Administrative Agent in the exercise of its reasonable discretion and upon written notice to the Borrower, such amounts as the Administrative Agent may from time to time establish and revise (a) to reflect (i) any Default or Event of Default or (ii) events, conditions, contingencies or risks which do or may have a material adverse effect on the business, assets, operations or financial condition of the Credit Parties (taken as a whole), or the ability of the Borrower and the other Credit Parties to fulfill their obligations under this Credit Agreement or the other Loan Documents or (b) to reflect the belief of the Administrative Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of any Credit Party to the Administrative Agent or any of the Lenders is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect events, conditions, contingencies or risks which would reasonably be expected to have a material adverse effect on the value of the Collateral, taken as a whole, or the value of the security interests and other rights of the Administrative Agent and the Lenders in the Collateral (including the enforceability, perfection or priority thereof), (d) in respect of any dilution of Accounts Receivable of the Borrower and its domestic and Canadian Subsidiaries in excess of five percent (5%) on a trailing twelve (12) month basis, (e) in respect of requirements under Section 2.6(b) of the Back Bay Intercreditor Agreement, (f) in respect of any Derivative Agreements or Cash Management Obligations, or (g) in respect of inventory held at a location leased by the Borrower or any domestic or Canadian Subsidiary where the Administrative Agent has not received a waiver from the lessor (and any sublessor) of such property, in form and substance satisfactory to the Administrative Agent. Reserves may include, but are not limited to: rent, whether for personal or real property but only if a lessors or landlords waiver, in a form acceptable to the Administrative Agent, has not been received by the Administrative Agent from such lessor or landlord; customer credits; payables based upon past due normal trade terms; gift certificates; frequent shopper programs; layaways and customer deposits; taxes and other governmental charges (including, without limitation, to the extent of any net liabilities of the Credit Parties in respect of the Harmonized Sales Tax, the Quebec Sales Tax and any other applicable sales tax) whether ad valorem, personal or real property or otherwise and whether or not the tax claims therefor may have priority over the Administrative Agents security interest in any of the Collateral; and any customs, duty, freight or other out-of-pocket costs or expenses required or advisable to land any inventory the purchase of which is supported by a Letter of Credit.

       Restricted Payment. With respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Capital Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Partys Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Capital Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Partys Capital Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any holder of the Capital Stock of such Credit Party other than payment of compensation in the ordinary course to stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any equity holder or Affiliate of such Credit Party.

       Revolving Credit Loans. The revolving loans to be made by the Lenders to the Borrower (including Swing Line Loans) pursuant to 2 hereof.

       Revolving Credit Notes.  See 2.4.

       Revolving Exposure. At any time, the sum of the outstanding amount of all Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations.

       Security Agreement. The Security Agreement of even date herewith entered into by and among the Administrative Agent, on behalf of itself and the Lenders, and each Credit Party that is a signatory thereto.

       Security Documents. The Guaranties, the Security Agreement, the Copyright Agreement, the Patent Agreement, the Trademark Agreement, the Pledge Agreements, the Mortgages, the Collateral Assignment of Intercompany Notes, the U.K. Debenture, the Agency Account Agreements, the Bonds, the Deed of Hypothec, the ICON du Canada Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code and Personal Property Security Act financing statements, and other equivalent registrations and personal property security filings with respect to any other applicable jurisdiction, control agreements and the like, required to be executed or delivered pursuant to, or in connection with, this Credit Agreement or any other Loan Document.

       Senior Management. The chairman, president, chief financial officer, chief executive officer, any vice president, the cash manager, the treasurer, the controller, or the general counsel of the Borrower.

       Settlement. With respect to any Swing Line Loans, the making or receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lenders actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Lenders Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

       Settlement Amount.  See 2.10.1.

       Settlement Date. (a) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (b) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrowers account become aware of the existence of an Event of Default, (c) the Business Day immediately following any day on which the Administrative Agent gives written notice to the Lenders to effect a Settlement, (d) the Maturity Date and
(e) on the third (3rd) Business Day following any date on which the Borrower requests a conversion of a Swing Line Loan to a LIBOR Rate Loan.

       Settling Lender.  See 2.10.1.

       Specified Required Lenders. As of any date, at least three (3) Lenders, excluding Delinquent Lenders, holding Loans and participating interests in the risks relating to Letters of Credit constituting at least fifty-one percent (51%) of the outstanding Loans and Letters of Credit; or, if no Loans or Letters of Credit are then outstanding, at least three (3) Lenders, excluding Delinquent Lenders, whose Commitments constitute at least fifty-one percent (51%)of the Total Commitment.

       Stockholders Agreement. means the certain Stockholders Agreement among the stockholders of Holdings dated as of September 24, 1999.

       Subordinated Debt. The Indebtedness of the Borrower evidenced by the Subordinated Notes and any other unsecured Indebtedness of any Credit Party that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a subordination and intercreditor agreement or by another written instrument containing subordination provisions in form and substance approved by the Administrative Agent in writing.

       Subordinated Debt Documents. The Subordinated Notes and the Subordinated Indenture.

       Subordinated Indenture. The Indenture between the Borrower and The Bank of New York dated as of April 9, 2002, as from time to time amended.

       Subordinated Notes. The 11.25% unsecured Subordinated Notes due 2012 issued by the Borrower in an aggregate original principal amount of $155,000,000.

       Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock. Unless otherwise specified, all references herein to a Subsidiary or to Subsidiaries shall refer to a Subsidiary or Subsidiaries of the Borrower.

       Subsidiary Guarantors. The domestic and Canadian Subsidiaries of the Borrower that have executed a Guaranty.

       Subsidiary Guaranty. The guaranty granted or to be granted on or about the date hereof executed by International Holdings, Universal, Free Motion, ICON IP, NordicTrack and ICON New Brunswick, in favor of the Administrative Agent and the Lenders.

       Substituted Lender.  See 5.11.

       Swing Line Loans.  See 2.6.2.

       Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. or Canadian income tax purposes.

       Title Insurance Company. (a) With respect to the Mortgaged Property located in Utah, Stewart Title Guaranty Company and (b) with respect to the Mortgaged Property located in Quebec, First Canadian Title.

       Title Policy. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Administrative Agent insuring the priority of the Mortgage of such Mortgaged Property and that a Credit Party holds marketable fee simple or leasehold title to such Mortgaged Property, subject only to Permitted Liens and which shall not contain exceptions for mechanics liens or persons in occupancy, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Administrative Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its discretion may require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement, (e) tie-in endorsement, (f) doing business endorsement and (g) ALTA form 3.1 zoning endorsement.

       Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of the Closing Date, the Total Commitment is $250,000,000.

       Total Outstandings. At any time, the sum of the outstanding amount of all Revolving Loans (excluding Swing Line Loans) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations.

       Trademark Agreement. The Trademark Collateral Security and Pledge Agreement, made in favor of the Administrative Agent, on behalf of itself and the Lenders, by each applicable Credit Party.

       Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or LIBOR Rate Loan.

       U.K. Debenture. The Debenture granted or to be granted on or about the date hereof entered into by and among the Administrative Agent, on behalf of itself and the Lenders, and ICON Fitness Holdings, which shall include, without limitation, a charge over 65% of the Capital Stock of ICON Health & Fitness Limited.

       Universal.  Universal Technical Services, a Utah corporation.

       Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, 4.3.

       Versalite. Versalite Systems Co., Ltd., a British Virgin Islands company.

       Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

       World Fitness,  World Fitness Sales, a Cayman Islands corporation.


        1.2. Rules of Interpretation.

       (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

       (b) The singular includes the plural and the plural includes the singular.

       (c) Unless otherwise expressly indicated, a reference to any law or regulation includes any amendment or modification to such law or regulation.

       (d) A reference to any Person includes its permitted successors and permitted assigns.

       (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

       (f) The words include, includes and including are not limiting.

       (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term instrument being that defined under Article 9 of the Uniform Commercial Code.

       (h) Reference to a particular refers to that section of this Credit Agreement unless otherwise indicated.

       (i) The words herein, hereof, hereunder and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

       (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word from means from and including, the words to and until each mean to but excluding, and the word through means to and including.

       (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

       (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agents or any Lenders involvement in the preparation of such documents.

2.   THE REVOLVING CREDIT FACILITY.

        2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lenders Commitment minus such Lenders Commitment Percentage of the sum of (a) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations and (b) the outstanding Swing Line Loans; provided that the Revolving Exposure (after giving effect to all amounts requested) shall not at any time exceed the Gross Availability. The Revolving Credit Loans shall be made pro rata in accordance with each Lenders Commitment Percentage. Each request for a Revolving
Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in 10 and 11, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and 11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

        2.2. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the Commitment Fee) calculated at the rate per annum equal to the Applicable Commitment Fee Margin, as in effect from time to time, on the average daily amount during each calendar month or portion thereof from the date hereof to the Maturity Date by which the Total Commitment exceeds the Total Outstandings during such calendar month. The Commitment Fee shall be payable monthly in arrears on the first day of each calendar month for the immediately preceding calendar month commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

        2.3. Reduction of Total Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or to terminate entirely the Total Commitment in excess of the Revolving Exposure at such time, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this 2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of such Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

        2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit H hereto (each a Revolving Credit Note), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with 18 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lenders Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lenders Revolving Credit Note, an appropriate notation on such Lenders Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lenders Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lenders Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

        2.5. Interest on Revolving Credit Loans. Except as otherwise provided in 5.12,

       (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

       (b) Each Revolving Credit Loan which is a LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans as in effect from time to time.
The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

        2.6. Requests for Revolving Credit Loans.

        2.6.1. General. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit A hereto of each Revolving Credit Loan requested hereunder (a Loan Request) no less than (a) 1:00 p.m. (Boston time) on the same Business Day of the proposed Drawdown Date of any Base Rate Loan and
(b) three (3) Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request with respect to a Base Rate Loan shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof and each Loan Request with respect to a LIBOR Rate Loan shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

        2.6.2. Swing Line. Notwithstanding the notice and minimum amount requirements set forth in 2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Lenders, make Revolving Credit Loans to the Borrower (a) by entry of credits to the Borrowers operating account No. 9427740498(the Operating Account) with the Cash Management Bank to cover checks or other charges which the Borrower has drawn or made against such account or
(b) in an amount as otherwise requested by the Borrower; provided that the maximum outstanding amount of advances made by the Administrative Agent pursuant to this 2.6.2 (each a Swing Line Loan) shall not, at any time, exceed $10,000,000. The Borrower hereby requests and authorizes the Administrative Agent to make from time to time such Swing Line Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested. The Borrower acknowledges and agrees that the making of the Swing Line Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in 2.1 and the requirements that the applicable provisions of 10 (in the case of Swing Line Loans made on the Closing Date) and 11 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this 2.6.2 shall be conclusive and binding on the Borrower and the Lenders absent the Administrative Agents gross negligence or willful misconduct. Swing Line Loans made pursuant to this 2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of this Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Administrative Agent.

        2.7. Conversion Options.

        2.7.1. Conversion to Different Type of Revolving Credit Loan. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election;
(c) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into, or continued as, a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Promptly upon the receipt of any such election, the Administrative Agent shall notify the Lenders thereof. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

        2.7.2. Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in 2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders thereof promptly when any such automatic conversion contemplated by this 2.7 is scheduled to occur.

        2.7.3. LIBOR Rate Loans. Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof. No more than seven (7) LIBOR Rate Loans having different Interest Periods may be outstanding at any time.

        2.8. Funds for Revolving Credit Loan.

        2.8.1. Funding Procedures. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agents Office, in immediately available funds, the amount of such Lenders Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from such Lender of such amount, and upon receipt of the documents required by 10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by such Lenders. The failure or refusal of any such Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender of its several obligation hereunder to make available to the Administrative Agent the amount of such other Lenders Commitment Percentage of any requested Revolving Credit Loans.

        2.8.2. Advances by Administrative Agent. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lenders Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any such Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Lenders Commitment
Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lenders Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lenders Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

        2.9. Change in Borrowing Base. The Borrowing Base shall be determined weekly (or at such other interval as may be specified pursuant to 7.4(e)) by the Administrative Agent by reference to the Borrowing Base Report, collateral audit reports, the Collateral Update Certificate, the Accounts Receivable/Loan Reconciliation Report delivered to the Lenders and the Administrative Agent pursuant to 7.4(d), any appraisals or reappraisals of Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Estate, respectively and/or other information obtained by or provided to the Administrative Agent. The Administrative Agent shall give to the Borrower written notice of any change in the Borrowing Base determined by the Administrative Agent, which notice shall be effective upon its receipt by the Borrower.

        2.10. Settlements.

        2.10.1. General. On each Settlement Date, the Administrative Agent shall, not later than 1:00 p.m. (Boston time), give telephonic or facsimile notice (a) to the Lenders and the Borrower of the respective outstanding amount of Swing Line Loans made by the Administrative Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and (b) to such Lenders of the amount (a Settlement Amount) that each such Lender (a Settling Lender) shall pay to effect a Settlement of any Swing Line Loan. A statement of the Administrative Agent submitted to such Lenders and the Borrower or to the Lenders with respect to any amounts owing under this 2.10 shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than 2:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by such Lender as a Settling Lender pursuant to this
2.10 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Lender to the Borrower and all funds received by such Lender pursuant to this 2.10 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Lender from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lenders share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Lenders
Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

        2.10.2. Failure to Make Funds Available. The Administrative Agent may, unless notified to the contrary by any Settling Lender prior to a Settlement Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Lenders Settlement Amount, and, if applicable, the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause
(c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Settlement
Amount, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this 2.10.2 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lenders Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

        2.10.3. No Effect on Other Lenders. The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lenders Settlement Amount shall not (a) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lenders Settlement Amount or (b) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

        2.11. Repayments of Revolving Credit Loans Prior to Event of Default.

        2.11.1. Credit for Funds Received in Concentration Account. Prior to the occurrence of an Event of Default as to which the account officers of the Administrative Agent active upon the Borrowers account have actual knowledge,
(a) all funds and cash proceeds in the form of money, checks and like items received in the Concentration Account (as defined in and as contemplated by 7.17) shall be credited to the Borrower, on the same Business Day on which the Administrative Agent determines that good collected funds have been received, and, prior to the receipt of good collected funds, on a provisional basis until final receipt of good collected funds, and applied as contemplated by 2.11.2,
(b) all funds and cash proceeds in the form of a wire transfer received in the Concentration Account as contemplated by 7.17 shall be credited on the same Business Day as the Cash Management Banks receipt of such amounts in good collected funds, and applied as contemplated by 2.11.2, and (c) all funds and cash proceeds in the form of an automated clearing house transfer received in the Concentration Account as contemplated by 7.17 shall be credited, on the next Business Day following the Cash Management Banks receipt of such amounts in good collected funds, and applied as contemplated by 2.11.2. For purposes of the foregoing provisions of this 2.11.1, the Cash Management Bank shall not be deemed to have received any such funds or cash proceeds on any day unless received by the Cash Management Bank before 2:30 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credits or credits in respect of wire or automatic clearing house funds transfers shall be subject to reversal if final collection in good funds of the related item is not received by, or final settlement of the funds transfer is not made in favor of, the Cash Management Banks in accordance with the Cash Management Banks customary procedures and practices for collecting provisional items or receiving settlement of funds transfers.

        2.11.2. Application of Payments Prior to Event of Default.
       (a) Prior to the occurrence of an Event of Default of which the account officers of the Administrative Agent active on the Borrowers account have knowledge, all funds transferred to the Concentration Account and for which the Borrower has received credits shall be applied to the Obligations as follows:

       (i) first, to pay amounts then due and payable under this Credit Agreement, the Revolving Credit Notes and the other Loan Documents;

       (ii) second, to repay Swing Line Loans made by the Administrative Agent pursuant to 2.6.2 and for which Settlement has not then been made;

       (iii) third, to repay other Revolving Credit Loans which are Base Rate Loans;

       (iv) fourth, to repay Revolving Credit Loans which are LIBOR Rate Loans; and

       (v) fifth, except as otherwise required by 4.2(b) and (c), to the Operating Account.

       (b) All prepayments of LIBOR Rate Loans prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such LIBOR Rate Loans in accordance with 5.10. Prior to the occurrence of an Event of Default, the Borrower may elect to avoid such breakage costs by providing to the Administrative Agent cash in an amount sufficient to cash collateralize such LIBOR Rate Loans, but in no event shall the Borrower be deemed to have paid such LIBOR Rate Loans until such cash has been paid to the Administrative Agent for application to such LIBOR Rate Loans. Until such application, the Administrative Agent may elect to cause such cash collateral to be deposited into either (i) a cash collateral account pursuant to the terms of a cash collateral agreement executed by the Borrower and the Administrative Agent and in form and substance satisfactory to the Administrative Agent or (ii) the Operating Account with appropriate instructions prohibiting the Borrowers withdrawal of such funds so long as they remain cash collateral. In each such case, the Borrower agrees to execute and deliver to the Administrative Agent such instruments and documents, including Uniform Commercial Code and other financing statements and agreements with any third party depository banks, as the Administrative Agent may request.

       (c) All prepayments of the Revolving Credit Loans pursuant to this 2.11.2 shall be allocated among the Lenders making such Revolving Credit Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Revolving Credit Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Prior to any Settlement Date, however, all prepayments of the Revolving Credit Loans shall be applied in accordance with this 2.11.2, first to outstanding Revolving Credit Loans of the Administrative Agent.

        2.12. Repayments of Revolving Credit Loans After Event of Default. Following the occurrence and during the continuance of an Event of Default of which the account officers of the Administrative Agent active on the Borrowers account have knowledge, all funds transferred to the Concentration Account and for which the Borrower has received credits shall be applied to the Obligations in accordance with 12.4.

        2.13. Fixed Asset Availability Maximum Amount Amortization. Commencing on February 28, 2006, the Fixed Asset Availability Maximum Amount shall be automatically and permanently reduced by an amount equal to $465,000 on the last day of each of February, May, August and November of each year.

        2.14. Administrative Agent Advances. Notwithstanding anything to the contrary contained herein (including, without limitation, the borrowing limitations set forth in 2.1), but subject to the limitations set forth in the proviso contained in this 2.14, the Administrative Agent is hereby authorized by the Borrower and the Lenders, from time to time at the request of the Borrower but in the Administrative Agents sole discretion, (a) after the occurrence and during the continuance of a Default or an Event of Default, or (b) at any time that any of the other applicable conditions precedent set forth in 11 have not been satisfied, to make Revolving Credit Loans to the Borrower on behalf of the Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Credit Loans and other Obligations (other than amounts in respect of Cash Management Obligations and Derivative Agreements), or (iii) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement (other than amounts in respect of Cash Management Obligations and Derivative Agreements), including, without limitation, costs, fees and expenses as described in 15 (any of the advances described in this 2.14 being hereinafter referred to as Administrative Agent Advances); provided, that (w) the Administrative Agent Advances shall be due and payable on the earlier of (1) demand by the Administrative Agent and (2) ninety
(90) days after the making thereof, (x) not more than four (4) Administrative Agent Advances shall be made in any calendar year, (y) the Administrative Agent shall not make any Administrative Agent Advance to the Borrower if (A) after giving effect to such Administrative Agent Advance, the aggregate outstanding principal amount of all Administrative Agent Advances would exceed five percent (5%) of the Borrowing Base at such time or (B) the amount thereof would cause the Revolving Exposure to exceed the Total Commitment. The Administrative Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Credit Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Loans. The Administrative Agent shall notify each Lender and the Borrower in writing of each such Administrative Agent Advance promptly following the making thereof, which notice shall include a description of the purpose of such Administrative Agent Advance. Each Lender irrevocably agrees to purchase from the Administrative Agent, upon demand, its pro rata share (in accordance with its Commitment Percentage) of the amount of the outstanding Administrative Agent Advances. Until such purchase, all payments in respect of the Administrative Agent Advances shall be for the account of the Administrative Agent.

3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.

        3.1. Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

        3.2. Mandatory Repayments of Revolving Credit Loans.

        3.2.1. Excess Amounts. If at any time the sum of the Revolving Exposure exceeds the Gross Availability, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Swing Line Loans outstanding, second, to any Unpaid Reimbursement Obligations; third, to all Revolving Credit Loans advanced to the Borrower; and fourth, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligation or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lenders Revolving Note or loan account (as the case may be) with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Borrower shall repay the Revolving Credit Loans in accordance with 3.2.2.

        3.2.2. Other Events.   Immediately upon receipt by any Credit Party of
net cash proceeds from any asset disposition (excluding dispositions of inventory in the ordinary course of business), which, together with other asset dispositions in a Fiscal Year results in net cash proceeds in excess of $400,000 in the aggregate during such Fiscal Year, the Borrower shall prepay the Obligations in an amount equal to such proceeds. Notwithstanding the foregoing, the proceeds of asset dispositions which are reinvested in Capital Expenditures within 180 days after the date of receipt thereof need not be used to prepay the Obligations. The Borrower shall report to the Administrative Agent in writing its intention to reinvest such proceeds concurrently with each asset disposition and shall also report the dates and amounts of such reinvestments concurrently therewith. All prepayments made hereunder shall be applied in accordance with 3.2.2(d).

       (b) If any Credit Party issues Capital Stock (other than issuances of Capital Stock to employees of Holdings and its Subsidiaries), no later than the first Business Day following the date of receipt of the net cash proceeds thereof, the Borrower shall prepay the Obligations in an amount equal to all such net cash proceeds. Any such prepayment shall be applied in accordance with 3.2.2(d).

       (c) The Borrower shall prepay the Obligations in an amount equal to all net cash proceeds received by any Credit Party from Casualty Events which have not been utilized by such Credit Party within 180 days of receipt of such proceeds to the repair or replacement of the property so damaged, destroyed or taken; provided, however, if (i) the amount of such proceeds exceeds $10,000,000 or (ii) a Default or Event of Default has occurred and is continuing, the Borrower shall immediately prepay the Obligations in an amount equal to such net cash proceeds. Any such prepayment shall be applied in accordance with 3.2.2(d).

       (d) All payments made pursuant to 3.2.2(a), (b) and (c) shall be applied to the Obligations as follows: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by 4.2(b) and (c), with (i) in the case of payments made pursuant to 3.2.2(a) and (b), a permanent reduction in the Total Commitment in the event that such permanent reduction is required pursuant to the terms of the Subordinated Debt Documents in an amount equal to such payment and (ii) in the case of payments made pursuant to 3.2.2(c), a permanent reduction in the Total Commitment in an amount equal to such payment. Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each
Lenders Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. The provisions of this 3.2.2 shall not impair any restrictions set forth in the Loan Documents with respect to the incurrence of Indebtedness or asset dispositions by any Credit Party.

        3.3. Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this 3.3 may be made only on the last day of the Interest Period relating thereto (unless breakage costs are paid by the Borrower pursuant to 5.10 or cash collateral is provided in accordance with 2.11.2(b)). The Borrower shall provide to the Administrative Agent, no later than 12:00 p.m. (Boston time) at least three (3) Business Days prior written notice of any proposed prepayment pursuant to this 3.3, specifying the proposed date of prepayment of any LIBOR Rate Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and second to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each such Lenders Revolving Credit Note or loan account, as the case may be, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4.   LETTERS OF CREDIT.

        4.1. Letter of Credit Commitments.

        4.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Lenders customary form (a Letter of Credit Application), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of such Lenders set forth in 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees to cause the Issuing Lender to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (each individually, a Letter of Credit), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent and the Issuing Lender; provided, however, that after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount on all Letters of Credit and all Unpaid Reimbursement Obligations shall not exceed $10,000,000 at any one time and (ii) the Revolving Exposure shall not exceed the Gross Availability at such time.

        4.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent and the Issuing Lender. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

        4.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
(b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Subject to clause (b) above, each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business 365 days, in the case of standby Letters of Credit, or 180 days, in the case of documentary Letters of Credit, after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 365 days or 180 days, as applicable, after such renewal or extension) provided that the Issuing Lender may, in its sole and absolute discretion, agree to issue any such standby Letter of Credit providing for automatic extensions thereof to a date not later than 365 days beyond its current expiration date; provided that any such automatic extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Lender in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the Uniform Customs) or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Issuing Lender in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

        4.1.4. Reimbursement Obligations of Lenders. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lenders Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Issuing Lender under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to 4.2 (such agreement for a Lender being called herein the Letter of Credit Participation of such Lender).

        4.1.5. Participations of Lenders. Each such payment made by a Lender shall, unless the applicable Reimbursement Obligation has been otherwise funded as a Revolving Credit Loan bearing interest at the Base Rate pursuant to 4.2, be treated as the purchase by such Lender of a participating interest in the Borrowers Reimbursement Obligation under 4.2 in an amount equal to such payment. To that extent, each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to 4.2.

        4.2. Reimbursement Obligation of the Borrower. In order to induce the Administrative Agent to cause the Issuing Lender to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent and/or the Issuing Lender or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Lender hereunder,

       (a) except as otherwise expressly provided in 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Lender, or the Issuing Lender or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Lender or the Administrative Agent under or with respect to such Letter of Credit, and
(ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender or Administrative Agent or any Lender in connection with any payment made by the Issuing Lender, Administrative Agent or any Lender under, or with respect to, such Letter of Credit; provided that, subject to the conditions to borrowing set forth herein, payment of each Reimbursement Obligation by the Borrower under this 4.2(a) shall be made through the automatic funding of a Revolving Credit Loan bearing interest at the Base Rate applicable to Revolving Credit Loans in an amount equal to the amount of such Reimbursement Obligation, and the Borrower hereby irrevocably authorizes and directs the Administrative Agent and Issuing Lender to take such actions as may be necessary to effectuate such automatic funding of any such Base Rate Loans,

       (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

       (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with 12, an amount equal to the then Maximum Drawing Amount, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations. Each such payment shall be made to the Administrative Agent at the Administrative Agents Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this 4.2 at any time from the date such amounts become due and payable (whether as stated in this 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the Default Rate.
        4.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in 4.2 on or before the date that such draft is paid or other payment is made by the Issuing Lender or the Administrative Agent or, as a result of the applicable borrowing limits described therein being exceeded such Reimbursement Obligations are not satisfied by the making of a Revolving Credit Loan bearing interest at the Base Rate, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 2:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each such Lender shall make available to the Administrative Agent, at the Administrative Agents Office, in immediately available funds, such Lenders Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Lenders Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Lender or the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lenders Commitment Percentage of such Unpaid Reimbursement Obligation, shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Issuing Lender and the Administrative Agent to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

        4.4. Obligations Absolute. The Borrowers obligations under this 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and the Lenders that none of the Issuing Lender, the Administrative Agent and the Lenders shall be responsible for, and the Borrowers Reimbursement Obligations under 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. None of the Issuing Lender, the Administrative Agent and the Lenders shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Lender, the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Lender, the Administrative Agent or any Lender to the Borrower.

        4.5. Reliance by Issuer. To the extent not inconsistent with 4.4, the Issuing Lender and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by such Person to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender or the Administrative Agent. Each of the Issuing Lender and the Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as they reasonably deem appropriate or it shall first be indemnified to its reasonable satisfaction by the other Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Lender and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

        4.6. Letter of Credit Fee. The Borrower shall pay a fee (in each case, a Letter of Credit Fee) to the Administrative Agent, in respect of each Letter of Credit issued for the account of the Borrower, (a) in an amount equal to the Applicable Margin per annum with respect to LIBOR Rate Loans that are Revolving Loans on the available amount of each such Letter of Credit, which Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Commitment Percentages and (b) in an amount equal to one-quarter of one percent (0.25%) per annum on the available amount of each such Letter of Credit, which amount shall be for the account of the Administrative Agent or the Issuing Lender as a fronting fee. The Letter of Credit Fee shall be paid monthly in arrears on the first Business Day of each month for the immediately preceding calendar month. In respect of each Letter of Credit issued for the account of the Borrower, the Borrower shall also pay to the Administrative
Agent for the Issuing Lenders or the Administrative Agents own account, at such other time or times as such charges are customarily made by the Issuing Lender or the Administrative Agent, the Issuing Lenders and/or the Administrative Agents customary issuance, amendment, negotiation, payment or document examination and other administrative fees as in effect from time to time.

5.   CERTAIN GENERAL PROVISIONS.

        5.1. Fees. The Borrower shall pay to (a) the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Fee Letter (the Administrative Agents Fee) and (b) the Administrative Agent, for the pro rata accounts of the Lenders, such fees as shall have been separately agreed upon in writing in the amounts and at the times referred to therein. Such fees referred to in subsection (a) and (b) above shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        5.2. Funds for Payments.

        5.2.1. Payments to Administrative Agent. All payments of principal and interest on Loans and all Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents (unless the provisions of this Credit Agreement require otherwise) shall be made on the due date thereof to the Administrative Agent in Dollars for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agents Office or at such other place that the Administrative Agent may from time to time designate, in each case no later than 12:00 noon (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

        5.2.2. No Offset, etc.

       All payments by any Credit Party hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Credit Party is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any Credit Party with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Credit Parties. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

        5.2.3. Non-U.S. Lenders. Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a Non-U.S. Lender) hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date on which it becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a bank for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a bank for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that
(i) such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed I.R.S. Form W-8 or W-9, as applicable (or successor forms).
Each Lender agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrowers or the Administrative Agents reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

        5.3. Computations. All computations of interest on Loans, any Fees or any other amount due hereunder shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term Interest Period with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest and fees shall accrue during such extension.

        5.4. Interest Limitation. Notwithstanding any other term of this Credit Agreement or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended or the Criminal Code (Canada), as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

        5.5. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine or be notified by the Required Lenders that
(a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their LIBOR Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan and (iii) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrower and the Lenders.

        5.6. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to (i) make or maintain LIBOR Rate Loans, or (ii) perform its obligations in respect of any LIBOR Rate Loan, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended, and (b) such Lenders Loans then outstanding as LIBOR Rate Loans if any such Loans exist, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay to the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this 5.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

        5.7. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

       (a) subject any Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents or any Letters of Credit, such Lenders Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

       (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank under this Credit Agreement or any of the other Loan Documents, or

       (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank, or

       (d) impose on any Lender the Administrative Agent, the Issuing Lender or the Cash Management Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents or any Letters of Credit, the Loans, such Lenders Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lenders Commitment forms a part, and the result of any of the foregoing is

       (i) to increase the cost to any Lender or the Issuing Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lenders Commitment or any Letter of Credit, or

       (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender, the Issuing Lender or the Administrative Agent hereunder on account of such Lenders Commitment, any Letter of Credit or any of the Loans, or

       (iii) to require such Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent, the Issuing Lender or the Cash Management Bank, at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank such additional amounts as will be sufficient to compensate such Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum upon presentation by such Lender or (as the case may be) the Administrative Agent, the Issuing Lender or the Cash Management Bank of a certificate in accordance with 5.9 hereof; provided that the Borrower shall not be liable to any Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank for such additional costs incurred more than one hundred eighty (180) days prior to receipt by the Borrower of such demand for payment from such Person.

        5.8. Capital Adequacy. If after the date hereof any Lender, the Administrative Agent or the Issuing Lender determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Lender, the Administrative Agent or the Issuing Lender or any corporation controlling such Lender, the Administrative Agent or the Issuing Lender with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lenders, the Administrative Agents or the Issuing Lenders commitment with respect to any Loans to a level below that which such Lender, the Administrative Agent or the Issuing Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lenders, the Administrative Agents or Issuing Lenders then existing policies with respect to capital adequacy and assuming full utilization of such entitys capital) by any amount deemed by such Lender, the Administrative Agent or the Issuing Lender to be material, then such Lender, the Administrative Agent or the Issuing Lender may notify the Borrower of such fact upon presentation of a certificate in accordance with 5.9 hereof. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receive such notice, an adjustment to the compensation payable hereunder which will adequately compensate such Lender in light of these circumstances. If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in the Administrative Agents, Issuing Lenders or such Lenders reasonable determination, provide adequate compensation. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis. Notwithstanding the foregoing, the Borrower shall not be liable to the Administrative Agent, any Lender or the Issuing Lender for any such costs incurred more than one hundred eighty (180) days prior to receipt by the Borrower of such demand for payment from such Person.

        5.9. Certificate. A certificate setting forth any additional amounts payable pursuant to 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Lender, the Administrative Agent, the Issuing Lender or the Cash Management Bank to the Borrower, shall be prima facie evidence that such amounts are due and owing.

        5.10. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with 2.6 or 2.7 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans

        5.11. Mitigation of Obligations; Replacement of Lenders.

       (a) If any Lender requests compensation under 5.7 or 5.8, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to 5.2.2, or if any Lender gives a notice pursuant to 5.6, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to 5.2.2, 5.7 or 5.8, as the case may be, in the future, or eliminate the need for the notice pursuant to 5.6, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

       (b) Upon the happening of any of the events set forth in 5.2.2, 5.6, 5.7, or 5.8, or in the case of a Delinquent Lender, the Borrower may (provided that at the time no Default or Event of Default exists or would result after giving effect to the Borrowers action) require each such affected Lender under 5.2.2, 5.6, 5.7, or 5.8 and/or each Delinquent Lender (each such Lender being called a Substituted Lender) to assign all of its Commitment to a Substituted Lender subject to the following conditions:

       (i) the Borrower shall have delivered to the Administrative Agent not less than ten (10) Business Days prior to the exercise of its rights under this 5.11(b) a written commitment in form and substance satisfactory to the Administrative Agent and each of the Lenders from a banking institution (the Replacement Lender) reasonably acceptable to the Administrative Agent and each of the remaining Lenders (other than the Substituted Lender) in which such Replacement Lender agrees to become a Lender under this Credit Agreement, having a Commitment in the amount of the Substituted Lenders Commitment Amount; and

       (ii) the Borrower shall have paid to the Administrative Agent the assignment fee specified in 18.2(d) and the amount owed to the Substituted Lender pursuant to 5.2.2, 5.7 and/or 5.8;

       (iii) the Substituted Lender shall have assigned, pursuant to 18 hereof of this Credit Agreement the Commitment of such Substituted Lender to the Replacement Lender and such Replacement Lender shall have become a Lender under this Credit Agreement, having a Commitment in the amount of such Substituted Lenders Commitment;

       (iv) the Substituted Lender shall have received an amount equal to the sum of its Commitment Percentage of Revolving Credit Loans, Unpaid Reimbursement Obligations and accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents;

       (v)      such assignment does not conflict with applicable laws; and

       (vi) in the case of any such assignment resulting from a claim for compensation under 5.7 or 5.8 or payments required to be made pursuant to 5.2.2, such assignment will result in a reduction in such compensation or payments thereafter.

       A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitles the Borrower to require such assignment and delegation cease to apply.

        5.12. Interest After Default. Immediately upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Obligations and Letter of Credit Fees at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

        5.13. Collateral Security and Guaranty Documents.

       (a) Each Credit Party covenants and agrees that (a) pursuant to the terms of the Security Documents, the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens) in the Collateral and (b) the Obligations shall also be guaranteed pursuant to the terms of the Guaranties. Such security interest shall be granted to the Administrative Agent for the benefit of the Lenders and the other holders of Obligations.

       (b) If at any time any Credit Party grants any security interest to the Back Bay Agent or any lender party to the Back Bay Loan Agreement, or any of their respective successors, assigns and transferees, on any property of such Credit Party or such other party, then such Credit Party or such other party, as the case may be, shall simultaneously grant to the Administrative Agent a security interest in such property, and such security interest shall be subject to the Back Bay Intercreditor Agreement.

6.   REPRESENTATIONS AND WARRANTIES.

       Each Credit Party represents and warrants to the Lenders and the Administrative Agent as follows:

        6.1. Corporate Authority, Etc.

        6.1.1. Existence, Good Standing.

       (a) Each Credit Party (i) is a corporation (or similar business entity) duly organized or incorporated (in the case of any Credit Party organized in England and Wales), validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (ii) has taken all actions which, by reason of its ownership of property or carrying on of business, are required to be taken by it under the laws of any jurisdiction, wherein it owns property or carries on business, except where the failure to do so would not materially and adversely affect the Credit Parties (taken as a whole) and (iii) has all corporate authority (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated.

       (b) Each Credit Party has adequate power and authority and has full legal right to enter into each of the Loan Documents to which it is or is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and to make all of the borrowings and obtain the extensions of credit contemplated by this Credit Agreement.

        6.1.2. Authorization. The execution and delivery by each Credit Party of each of the Loan Documents executed and delivered on the Closing Date to which, by the terms of such document, it is a party, the performance by each Credit Party of all of its agreements and obligations under each of such documents, and the making by the Borrower of all of the borrowings contemplated by this Credit Agreement, are within the corporate (or the equivalent company) authority of each Credit Party, as applicable, have been duly authorized by all necessary corporate or other action on the part of such Credit Party, as applicable, and do not and will not (i) except as otherwise expressly contemplated by the Loan Documents, conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of such Credit Party, under any agreement, trust deed, indenture, mortgage or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound, the consequences of which would have a material and adverse effect on the financial condition, assets or operations of the Credit Parties (taken as a whole), (ii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such Credit Party) except where such violation or contravention would not materially and adversely affect the financial condition, assets or operations of the Credit Parties (taken as a whole), (iii) require any waivers, consents or approvals by any of the creditors of such Credit Party which have not been obtained (except when failure to do so would not materially and adversely affect the financial condition, assets or operations of the Credit Parties, taken as a whole), (iv) in the case of such Credit Party, require any consents or approvals by any shareholders or members of such Credit Party, (except such as will be obtained on or prior to the Closing Date and will be in full force and effect on and as of the Closing
Date), (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law applicable to such Credit Party, except those actions which have been taken or will be taken prior to the Closing Date and except where failure to take such actions would not materially and adversely affect the financial condition, assets or operations of the Credit Parties (taken as a whole), or (vi) conflict with any provision of the Governing Documents of such Credit Party.

        6.1.3. Delivery. Each Credit Party has duly executed and delivered each of the Loan Documents to which it is a party and each of such documents is in full force and effect.

        6.1.4. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which any Credit Party is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        6.2. Financial Statements; Projections.    There has been furnished to
each of the Lenders a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, and a consolidated and consolidating statement of income and cash flow of the Borrower and its Subsidiaries for the Fiscal Year then ended, and in the case of the consolidated balance sheet, statement of income and cash flow, certified by PriceWaterhouseCoopers, LLP. Such balance sheet and statement of income and cash flow have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the Fiscal Year then ended. There are no contingent liabilities of any Credit Party as of such date involving material amounts, known to the officers of any Credit Party, required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP, which were not disclosed in such balance sheet and the notes related thereto.

       (b) There has been furnished to the Administrative Agent and each of the Lenders an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Month ended September 3, 2005 and unaudited consolidated and consolidating statements of income and cash flow of the Credit Parties as of the close of such Fiscal Month, in each case, certified by the Chief Financial Officer of the Borrower. Such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations subject to year end adjustments. There are no contingent liabilities of any Credit Party as of such date involving material amounts, known to the officers of any Credit Party, which were not disclosed in such balance sheet and the notes related thereto.

       (c) There has also been furnished to each of the Lenders projections for the 2006, 2007, 2008, 2009 and 2010 Fiscal Years. To the knowledge of the Credit Parties, as of the date hereof, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections (taken as a whole). The projections are based upon reasonable estimates and assumptions and reflect the reasonable estimates of the Credit Parties of the results of operations and other information projected therein (it being understood that such projections are not a guarantee of future performance).

        6.3. Solvency. As of the Closing Date and after giving effect to the Loans hereunder and the other transactions contemplated hereby:

       (a) the aggregate value of the assets of the Credit Parties, on a consolidated basis, at their present fair saleable value exceeds the total amount of all the probable debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties as they become absolute and mature;

       (b) the present fair saleable value of the assets of the Credit Parties, on a consolidated basis, is not less than the amount that will be required to pay the probable liability on their existing debts as they become absolute and mature;

       (c) the Credit Parties will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted; and

       (d) the Credit Parties do not, on a consolidated basis, intend to incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature.

        6.4. No Material Adverse Change; Distributions. Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or business of the Credit Parties. Since the Balance Sheet Date, no Credit Party has made any Restricted Payment (other than Restricted Payments permitted under 8.4).

        6.5. Absence of Mortgages and Liens. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any of the material assets or property of the Credit Parties (taken as a whole) or of any of the rights relating thereto.

        6.6. Franchises, Patents, Copyrights, etc. Each Credit Party possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others. Attached hereto as Schedule 6.6 is a true, correct and complete list of all patents, patent applications, federally registered copyrights, trademarks and trademark applications owned by any Credit Party as of the Closing Date.

        6.7. Litigation. Except as set forth in Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending, or, to the best knowledge of the Senior Management after all due investigation appropriate under the circumstances, threatened against any Credit Party, before any court, tribunal or administrative agency or board that would be likely to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Credit Parties, taken as a whole, or materially impair the right of the Credit Parties, taken as a whole, to carry on business substantially as now conducted by them, or that questions the validity of this Credit Agreement or any of the other Loan Documents.

        6.8. No Materially Adverse Contracts, etc.  Except as set forth on
Schedule 6.8, no Credit Party is subject to any charter, partnership or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a material adverse effect on the business, assets or financial condition of the Credit Parties, taken as a whole. Except as listed on Schedule 6.8 hereto, no Credit Party is a party to any contract or agreement that has or is expected, in the judgment of any Credit Partys officers, to have any material adverse effect on the business of the Credit Parties, taken as a whole.

        6.9. Compliance with Other Instruments, Laws, etc. No Credit Party is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to materially and adversely affect the financial condition, properties or business of the Credit Parties taken as a whole.

        6.10. Tax Status. The Credit Parties (i) have made or filed all national, federal, provincial and all material state, provincial and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all material taxes and other governmental assessments and charges imposed on them, except those being contested in good faith and by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor (unless foreclosure or other enforcement action has been commenced in respect thereof or any Lien has been filed or otherwise perfected therefor, in which case such exception does not apply), and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, except those being contested in good faith and as to which adequate reserves are maintained, and the officers of the Credit Parties know of no basis for any such claim.

        6.11. No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

        6.12. Holding Company and Investment Company Acts. No Credit Party is a holding company, or a subsidiary company of a holding company, or an affiliate of a holding company, as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an investment company, or an affiliated company or a principal underwriter of an investment company, as such terms are defined in the Investment Company Act of 1940.

        6.13. Employee Benefit Plans.

        6.13.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with applicable law including without limitation the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions, other than as set forth on Schedule 6.13 attached hereto. The Credit Parties have heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

        6.13.2. Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of 3(1) or 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Credit Parties or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Credit Parties or such ERISA Affiliate without liability to any Person, other than for benefits which have accrued prior to termination.

        6.13.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan and none of the Credit Parties nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to 307 of ERISA or 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Credit Party or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans. With respect to the Canadian Subsidiaries, all pension plans are duly registered where required by, and are in compliance with all applicable laws including the Income Tax Act (Canada) and there are no actions, claims or proceedings pending or threatened (other than routine claims for benefits) relating to any of the pension plans. All required employer and employee contributions and premiums under the pension plans have been made, the pension plans are fully funded on a going concern and solvency basis in accordance with applicable laws and with the actuarial methods and assumptions used in the most recent actuarial reports therefor, and there have been no surplus withdrawals or contribution holidays except as permitted by law and the terms of the pension plans.

        6.13.4. Multiemployer Plans. None of the Credit Parties nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under 4201 of ERISA or as a result of a sale of assets described in 4204 of ERISA. None of the Credit Parties nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of 4241 or 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under 4041A of ERISA.

        6.14. Regulations U and X. The proceeds of the Loans and Letters of Credit shall be used solely for the purposes specified in 7.11. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any margin security or margin stock as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

        6.15. True Copies of Governing Documents. As of the Closing Date, the Credit Parties have furnished or caused to be furnished to each of the Lenders true and complete copies of the Governing Documents (together with any amendments thereto) of each Credit Party.

        6.16. Fiscal Year. The Credit Parties have a fiscal year ending May 31 of each year.

        6.17. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made (or, in the case of the U.K. Debenture and the International Pledge Agreement referred to in paragraph (b) of International Pledge Agreements, will be made within 5 days of the grant of such security) and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agents first-priority Lien and security interest in the Collateral. The Collateral and the Administrative Agents rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. Each Credit Party party to one of the Security Agreements is the owner of its Collateral free from any Lien, except for Permitted Liens.

        6.18. Subsidiaries, etc. Holdings does not have any Subsidiaries except as set forth on Schedule 6.18 hereto.

        6.19. Environmental Compliance. With respect to the past and present condition and usage of the Real Estate and the operations conducted thereon:

       (a) none of the Credit Parties or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule, permit or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (RCRA), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (CERCLA), the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any other state, local or foreign or common law, statute, regulation, ordinance, order, decree or any other binding requirement of any Governmental Authority relating to health, safety or the environment (all of the foregoing, collectively, the Environmental Laws), which violation could reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of the Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under this Credit Agreement or the other Loan Documents;

       (b) except as set forth on Schedule 6.19 hereto, no Credit Party has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (EPA) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (Hazardous Substances) which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Credit Party conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third partys incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

       (c) except as set forth on Schedule 6.19 attached hereto: (i) no portion of the Real Estate is used for the handling, processing, storage or disposal of Hazardous Substances except in material accordance with applicable Environmental Laws; and, to the best of the Credit Parties knowledge, no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Credit Parties or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in material accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Credit Parties, which releases could reasonably be expected to have a material adverse effect on the value of any Real Estate or on the business, assets, operations or financial condition of the Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under this Credit Agreement or the other Loan Documents; (iv) to the best of the Credit Parties knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which could reasonably be expected to have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment or on the business, assets, operations or financial condition of Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under this Credit Agreement or the other Loan Documents; and (v) in addition, to the best of the Credit Parties knowledge, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Credit Parties knowledge, operating in compliance with such permits and applicable Environmental Laws;

       (d) none of the Credit Parties, any Mortgaged Property or any of the other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby; and

       (e) to the best of their knowledge after due inquiry, the Credit Parties have furnished the Administrative Agents Special Counsel with copies of all material environmental reports relating to the Credit Parties and their properties and operations.

        6.20. Bank Accounts. Schedule6.20 sets forth the account numbers and location of all bank accounts of the Credit Parties.

        6.21. Labor Contracts. Except as set forth on Schedule 6.21, none of the Credit Parties is party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Credit Partys employees, or threats of strikes or work stoppages that could reasonably be expected to materially and adversely affect the financial condition, properties or business of the Credit Parties taken as a whole.

        6.22. Disclosure. The information prepared or furnished by the Credit Parties in connection with this Credit Agreement or any other Loan Document taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to the Credit Parties which could reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under this Credit Agreement or the other Loan Documents, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

        6.23. Title to Properties. The Credit Parties own all of the assets reflected in the consolidated balance sheet of the Credit Parties delivered to the Administrative Agent pursuant to 10.21, subject to no Liens, except Permitted Liens.

        6.24. Certain Transactions. Except for agreements listed on Schedule 6.24, services by individuals as employees, officers and directors and transactions between the Borrower and Subsidiary Guarantors otherwise permitted hereunder, no Credit Party is engaged in any transaction with any Affiliate, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, on terms more favorable to such Person than would have been obtainable on an arms-length basis in the ordinary course of business.

        6.25. Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. 1 et seq., as amended) (the Trading With the Enemy Act) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the Foreign Assets Control Regulations) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the Executive Order) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law
107-56)). Furthermore, no Credit Party nor any Affiliate of a Credit Party (a) is or will become a blocked person as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such blocked person.

        6.26. Subordinated Debt Documents. (a) No Credit Party is in violation of any provision of the Subordinated Debt Documents, the Back Bay Loan Documents or the CS First Boston Debt and (b) the Loans, the Back Bay Loan, the Loan Documents, the Back Bay Loan Documents and the transactions contemplated hereby and thereby do not violate and/or conflict with any provision of the Subordinated Debt Documents, the Back Bay Loan Documents or the CS First Boston Debt.

7.   AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES.

       Each Credit Party covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to cause the Issuing Lender to issue, extend or renew any Letter of Credit:

        7.1. Punctual Payment. Each Credit Party will duly and punctually pay or cause to be paid when due all principal and interest on the Loans, all Reimbursement Obligations, the Fees and all other Obligations and amounts provided for in this Credit Agreement and the other Loan Documents to which it is a party and will cause to be paid any amounts owing by any Credit Party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

        7.2. Maintenance of Office. Each Credit Party will maintain its chief executive office in the location identified in the Perfection Certificate delivered by such Credit Party to the Administrative Agent, or at such other place as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon any Credit Party in respect of the Loan Documents to which such Credit Party is a party may be given or made.

        7.3. Records and Accounts. Each Credit Party will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with, and all financial statements provided for herein shall be prepared in accordance with GAAP consistently applied; (ii) maintain adequate accounts and reserves for all taxes (including incomes taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves; and (iii) at all times, maintain independent certified public accountants as the Credit Parties accountants which shall be reasonably satisfactory to the Administrative Agent.

        7.4. Financial Statements, Certificates and Information. The Credit Parties will deliver to each of the Lenders:

       (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each Fiscal Year, the consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income and retained earnings and consolidated and unaudited consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP consistently applied, and, with respect to the consolidated financial statements, certified without qualification and without expression of uncertainty as to the ability of the Borrower and its Subsidiaries to continue as going concerns, by PricewaterhouseCoopers or by other independent certified public accountants satisfactory to the Administrative Agent, together with (i) a written statement from such accountants to the effect that, in making the examination necessary to said certification, nothing has come to their attention to cause them to believe that any Default or Event of Default has occurred or specifying those Defaults or Events of Defaults that they have become aware of (it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of a Default or an Event of Default); provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge or become aware of any Default or Event of Default; and (ii) a copy of their accountants management letter (if any) for such Fiscal Year;

       (b) as soon as practicable, but in any event within thirty-five (35) days after the end of each Fiscal Month, unaudited monthly consolidated and consolidating financial statements of the Credit Parties for such Fiscal Month (i.e., the consolidated and consolidating balance sheet of the Credit Parties, as at the end of such Fiscal Month, and the related consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statement of cash flow for such month) and the unaudited consolidated and consolidating financial statements of the Credit Parties for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, each, prepared in accordance with GAAP consistently applied, together with a certification by the principal financial or accounting officer(s) of the Borrower that the information contained in such financial statements fairly presents in all material respects the financial condition of the Credit Parties (as a whole) on the date thereof (subject to year-end adjustments);

       (c) as soon as practicable, but in any event within forty-five (45) days after the end of each Fiscal Quarter and, at the election of the Borrower, together with the delivery of the audited financial statements referred to in paragraph (a) above, a statement certified by the chief financial officer or cash manager of the Borrower in substantially the form of Exhibit B hereto (a Compliance Certificate) (i) setting forth in reasonable detail (A) the average Excess Availability and Total Outstandings for such Fiscal Quarter and (B) computations evidencing compliance with the covenant contained in 9 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date and (ii) stating that such officer has caused this Credit Agreement and the other Loan Documents to be reviewed and has no knowledge of any Default or Event of Default during such fiscal quarter or at the end of such year, or if such officer has such knowledge, specifying each Default or Event of Default and the nature thereof;

       (d) as soon as available and in any event no later than within fifteen
(15) days after the end of each calendar month, (i) a Collateral Update Certificate, (ii) an Accounts Receivable/Loan Reconciliation Report, (iii) a summary of inventory by type and location, and (v) such other information relating to the Collateral as the Administrative Agent shall reasonably request, in each case, accompanied by such supporting detail and documentation as the Administrative Agent shall reasonably request;

       (e) as soon as available and in any event no later than 1:00 p.m. (Boston time) on Wednesday of each week (or, if such Wednesday is not a Business Day, on Thursday of such week) (or with greater frequency as the Administrative Agent may request), (i) a Borrowing Base Report with respect to the Collateral of the Borrower as of the close of business on the previous Saturday, together with such other information relating to the Collateral as the Administrative Agent shall reasonably request, and accompanied by such supporting detail and documentation as the Administrative Agent shall reasonably request and (ii) an accounts receivable aging report; provided that, from and after March 1, 2006, so long as (A) the Borrower has demonstrated Consolidated EBITDA as of the end of the most recently ended Fiscal Quarter (for the period of four Fiscal Quarters then ending) of at least $35,000,000, and (B) Excess Availability is not less than $50,000,000, the Borrower shall be entitled to deliver such Borrowing Base Report and accounts receivable aging report not later than 1:00 p.m. (Boston time) on the fifteenth (15th) day of each month, with such Borrowing Base Report to be calculated as of the last Business Day of the preceding month (it being understood that, in the event that either of the conditions set forth in clauses (A) and (B) of this proviso are not satisfied, the Borrower shall be required to deliver weekly Borrowing Base Reports);

       (f) as soon as available and in any event no later than five (5) Business Days after the last day of each Fiscal Quarter (or with greater frequency to the extent required under the terms of the Subordinated Debt Documents), an Indenture Borrowing Base Report as of the last day of such Fiscal Quarter;

       (g) not later than June 1 of each Fiscal Year, updated projections for the Credit Parties for the following Fiscal Year on a monthly basis (such projections to include consolidated balance sheets, consolidated statements of cash flows, and consolidated and consolidating income statements, in each case prepared on a month-by-month basis);

       (h) promptly after the sending or filing thereof, copies of all reports and registration statements which any Credit Party files with the Securities and Exchange Commission or any national securities exchange (including, without limitation, all 10-K, 10-Q and 8-K reports);

       (i) promptly after delivery or receipt thereof, copies of all notices and other communications delivered or received by any Credit Party in connection with the Subordinated Debt Documents and the Back Bay Loan; and

       (j) from time to time such other financial data and information (including accountants management letters) as the Administrative Agent or any Lender may reasonably request.

        7.5. Notices.

        7.5.1. Defaults. The Credit Parties will promptly notify the Administrative Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice to any Credit Party or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation for borrowed money to which or with respect to which such Credit Party is a party or obligor, whether as principal, guarantor, surety or otherwise, the Credit Parties shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

        7.5.2. Material Adverse Changes. The Credit Parties shall disclose in writing to the Administrative Agent, within five (5) Business Days of any member of Senior Management becoming aware of it, any fact that materially and adversely affects, or which would, in the judgment of Senior Management, in the future materially and adversely affect the financial position, business, operations, or affairs of the Credit Parties (taken as a whole) and, within ten
(10) Business Days of such time as the Credit Parties provide such disclosure to the Lenders, the Credit Parties shall also deliver to the Administrative Agent its proposal for addressing such material adverse effect.

        7.5.3. Notice of Litigation and Judgments. The Credit Parties will give notice to the Administrative Agent in writing within ten (10) days of Senior Management becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Credit Party or to which any Credit Party is or becomes a party involving (i) an uninsured claim against any Credit Party that would reasonably be expected to result in damages of more than $1,000,000 against the Credit Parties or have a material adverse effect on the Credit Parties taken as a whole or (ii) any litigation proceeding against Persons with which any Credit Party has a business relationship which is likely to materially and adversely affect the business, financial condition, assets or operations of the Credit Parties (taken as a whole) and stating the nature and status of such litigation or proceedings. The Credit Parties will give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any Credit Party in an amount in excess of $1,000,000.

        7.5.4. Notification of Claim against Collateral. The Credit Parties will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses in amounts greater than $100,000, or the Administrative Agents rights with respect to the Collateral, are subject.

        7.5.5. Notices Concerning Inventory Collateral. The Credit Parties shall provide to the Administrative Agent prompt notice of (a) any physical count of any Credit Partys inventory, together with a copy of the results thereof certified by the Borrower, (b) any determination by the Credit Parties that the aggregate inventory levels of the Credit Parties are not adequate to meet the sales projections of the Credit Parties, and (c) any failure of any Credit Party to pay rent at any leased location where inventory is located, which failure continues for more than ten (10) days following the day on which such payment rent is due and payable.

        7.5.6. Notification of Additional Intellectual Property Rights. Within ten (10) days of the end of each Fiscal Quarter, the Credit Parties will notify the Administrative Agent in writing of any patents, patent applications, patent application disclosures filed with any patent office during such Fiscal Quarter, registered copyrights or mask works registered during such Fiscal Quarter, applications for registration of copyrights or mask works filed during such Fiscal Quarter and trademark and service mark registrations during such Fiscal Quarter, trademark and service mark registration applications filed during such Fiscal Quarter, all of the foregoing whether a foreign or United States right, to the extent not listed on Schedule 6.6.

        7.5.7. Environmental Events. The Credit Parties will promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that any Credit Party reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon Senior Management becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that, in the case of clauses (a) or (b) above, could reasonably be expected to have a material and adverse affect on the financial position, business, operations, or affairs of the Credit Parties (taken as a whole).

        7.6. Legal Existence; Maintenance of Properties.    Except as permitted
by 8.5, each Credit Party will do all things necessary to (i) maintain in full force and effect its legal existence and good standing (or due incorporation and valid existence in the case of any Credit Party incorporated in England and Wales) under the laws of its jurisdiction of organization or incorporation, (ii) maintain its qualification to do business in each state or other jurisdiction in which the failure to do so would have a material adverse effect on the condition, financial or otherwise, of the Credit Parties (taken as a whole), and
(iii) maintain all of its rights and franchises, except where the failure to maintain such right or franchise would not have a material adverse effect on the conduct of the business of the Credit Parties, taken as a whole.

       (b) Each Credit Party (i) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Credit Parties may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will continue to engage primarily in the businesses now conducted by them and in related or complementary businesses; provided that nothing in this 7.6(b) shall prevent any Credit Party from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Credit Parties, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Credit Parties on consolidated basis.

        7.7. Insurance. Each Credit Party will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Documents. Each Credit Party will maintain insurance, in form, substance and amounts satisfactory to the Administrative Agent, on the Mortgaged Properties in accordance with the terms of the Mortgages.

        7.8. Taxes. Each Credit Party will (a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and such Credit Party shall have set aside on its books adequate reserves with respect thereto; and provided further that the Credit Parties will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose or otherwise enforce any Lien that may have attached as security therefor, (b) will withhold from each payment to be made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is a resident, the amount of all taxes and all other deductions required to be withheld therefrom and pay the same to the proper tax or other receiving officers within the time required under any applicable law and (c) collect from all Persons the amount of all taxes required to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any applicable law.

        7.9. Compliance with Laws, Contracts, Licenses, and Permits. Each of the Credit Parties will comply with (i) the applicable laws and regulations wherever its business is conducted, including all environmental laws, (ii) the provisions of its Governing Documents, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments, provided, that in each case, such compliance shall be required by this Credit Agreement only where noncompliance with 7.9(i)-(iv) would have a material adverse effect on the business, assets, operations or financial condition of the Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under this Credit Agreement or the other Loan Documents. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government or any central bank or other fiscal or monetary authority shall become necessary or required in order that any Credit Party may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Credit Party is a party, each Credit Party will promptly take or cause to be taken all reasonable steps within the power of such Credit Party to obtain such authorization, consent, approval, permit or license, and upon request of the Administrative Agent, to furnish the Administrative Agent and the Lenders with evidence thereof.

        7.10. Employee Benefit Plans. Each Credit Party will (i) promptly upon filing (if required by applicable law) the same with the Department of Labor or Internal Revenue Service upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under 4041A, 4202, 4219, 4242, or 4245 of ERISA. TheCredit Parties will also, in respect of each Guaranteed Pension Plan which is required to be registered with the Financial Services Commission of Ontario, Canada or the Regie des Rentes du Quebec (i) upon request of the Administrative Agent, furnish the Administrative Agent with a copy of the most recent actuarial report and annual report required to be filed with the Financial Services Commission of Ontario, Canada, the Regie des Rentes du Quebec or the Canada Revenue Agency and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of such Guaranteed Pension Plan.

        7.11. Use of Proceeds. The proceeds of the Loans and Letters of Credit shall be used solely for (i) the repayment in full of all amounts owing under the Existing Credit Agreement, (ii) the issuance of standby and commercial letters of credit and (iii) for working capital and general corporate purposes, subject to the restrictions set forth in this Credit Agreement.

        7.12. Certain Changes. Each Credit Party shall notify the Administrative Agent, in writing, not less than thirty (30) days prior (i) to any change in its chief executive office, its name or the type of its organization, (ii) the acquisition of any Real Estate pursuant to 7.16 or (iii) the acquisition of any asset in any jurisdiction other than those jurisdictions located in the United States of America or those jurisdictions specified on such Credit Partys Perfection Certificate.

        7.13. Conduct of Business. Except as permitted by 8.5, each Credit Party will continue to engage primarily in the businesses engaged in by such Credit Party on the Closing Date, or such businesses as are reasonably related or complementary to the businesses engaged in by such Credit Party on the Closing Date.

        7.14. Further Assurances. Each Credit Party will cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

        7.15. Inspection of Properties and Books, etc.

        7.15.1. General.

       Each Credit Party shall permit the Lenders, through the Administrative Agent or any of the Lenders other designated representatives, at the Borrowers expense, to visit and inspect any of the properties of any Credit Party, to examine the books of account of such Credit Party (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Credit Party with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals and with prior or contemporaneous notice as the Administrative Agent or any Lender may reasonably request. The Administrative Agent may at the Borrowers expense, participate in or observe any physical count of any inventory of any Credit Party which constitutes a part of the Collateral.

        7.15.2. Collateral Reports.

       Upon the request of the Administrative Agent or the Required Lenders, which requests may be made no more than three times annually (or with such other frequency as the Administrative Agent shall request upon the occurrence and continuation of a Default or an Event of Default), the Credit Parties will obtain and deliver to the Administrative Agent and Lenders, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agents obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Reports most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Credit Parties) and inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrower.

        7.15.3. Appraisals.

       At the request of the Administrative Agent or the Required Lenders, which requests may be made no more frequently than annually (or with such other frequency as the Administrative Agent shall request upon the occurrence and continuation of a Default or an Event of Default) the Credit Parties will obtain and deliver to the Administrative Agent and the Lenders appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating the then current fair market, Net Orderly Liquidation and forced liquidation values of all or any portion of the inventory, equipment machinery or Real Estate owned by the Credit Parties. Each such appraisal shall be conducted and made at the expense of the Borrower.

        7.15.4. Communications with Accountants.

       Each Credit Party authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with such Credit Partys independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Credit Party or, provided that in each case the Administrative Agent notifies the Credit Parties in advance that such communications will occur. At the request of the Administrative Agent, each Credit Party shall deliver a letter addressed to such accountants authorizing them to communicate directly with the Administrative Agent and the Lenders.

        7.15.5. Environmental Assessments. Upon the occurrence and continuation of an Event of Default, the Administrative Agent may, for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

        7.16. Additional Mortgaged Property.

       Any Credit Party which acquires or leases any new parcel of Real Estate after the Closing Date shall promptly provide notice thereof to the Administrative Agent and, upon request of the Administrative Agent, each Credit Party shall forthwith (but in any event within thirty (30) days following any such request therefor) deliver to the Administrative Agent for the benefit of the Lenders a fully executed mortgage or deed of trust over any or all such parcels of Real Estate acquired or leased by such Credit Party after the Closing Date, each of which shall be in form and substance satisfactory to the Administrative Agent and shall be deemed to be a Security Document hereunder, together with such title insurance policies, surveys, environmental site assessments, evidences of insurance with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as the Administrative Agent may reasonably request. Each Credit Party further agrees that, following the taking of such actions with respect to such Real Estate, the Administrative Agent shall have, for the benefit of the Lenders, a valid and enforceable first priority mortgage or deed of trust over such Real Estate, free and clear of all defects and encumbrances except for Permitted Liens.

        7.17. Bank Accounts.

        7.17.1. General.

       (a) Each Credit Party will maintain its principal accounts for operation, administration, cash management and other deposit accounts for the conduct of such Credit Partys business with the Cash Management Bank.

       (b) On or prior to the Closing Date, the Credit Parties will (a) establish, and maintain so long as any Obligations or Commitments are outstanding, a depository account (the Concentration Account) under the control of the Administrative Agent for the benefit of the Lenders and the Administrative Agent, in the name of the Borrower, (b) instruct all account debtors and other obligors, pursuant to notices of assignment and instruction letters in form and substance satisfactory to the Administrative Agent, to remit all cash proceeds of Accounts Receivable to local depository accounts (Local Accounts) or concentration depository accounts (Interim Concentration Accounts) with financial institutions which have entered into agency account agreements and, if applicable, lock box agreements (collectively, Agency Account Agreements) in form and substance satisfactory to the Administrative Agent, or the Concentration Account, (c) direct all depository institutions with Local Accounts to cause all funds held in each such Local Account to be transferred no less frequently than once each day to, and only to, an Interim Concentration Account or the Concentration Account, (d) direct all depository institutions with Interim Concentration Accounts to cause all funds of the Credit Parties held in such Interim Concentration Accounts to be transferred daily to, and only to, the Concentration Account, and (e) at all times ensure that immediately upon any Credit Partys receipt of any funds constituting or cash proceeds of any Collateral, all such amounts shall have been deposited in a Local Account, an Interim Concentration Account or the Concentration Account.

        7.17.2. Acknowledgment of Application. Each Credit Party hereby agrees that all amounts received by the Administrative Agent in the Concentration Account will be applied in accordance with 2.11 or 2.12 as applicable.

8.   NEGATIVE COVENANTS OF THE CREDIT PARTIES.

       Each Credit Party covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligations to cause the Issuing Lender to issue, extend or renew any Letter of Credit:

        8.1. Investments. None of the Credit Parties will make any Investment in any Person, except for Investments which consist of:

       (a) Investments comprised of notes payable, or stock or other securities issued by account debtors to such Credit Parties pursuant to negotiated agreements with respect to settlement of such account debtors accounts in the ordinary course of business;

       (b) Investments in its Subsidiaries as of the Closing Date;

       (c) Investments consisting of intercompany loans by the Borrower to any Subsidiary Guarantor (provided, however that in the case of ICON New Brunswick, such intercompany loans may only be reloaned to ICON du Canada) in accordance with 8.2;

       (d) Investments by the Borrower after the Closing Date in International Holdings not to exceed $25,000 per year;

       (e) Investments consisting of the Guaranties;

       (f) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Loan balance, Investments by the Borrower, subject to Control Letters in favor of the Administrative Agent for the benefit of Lenders in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poors Ratings Group or Moodys Investors Service, Inc.; (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of A or better by a nationally recognized rating agency (an A Rated Bank); (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks; and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above;

       (g) Investments in European Subsidiaries permitted under 8.2;

       (h) Investments consisting of loans to its respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $1,200,000 in the aggregate at any one time outstanding; and

       (i) Investments consisting of loans to Scott Watterson and Gary Stevenson existing as of the Closing Date and listed on Schedule 8.1.

        8.2. Restrictions on Indebtedness. The Credit Parties will not incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

       (a) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in 8.3;

       (b) Indebtedness of the Credit Parties consisting of the Obligations under the Loan Documents;

       (c) Indebtedness of the Credit Parties consisting of the Back Bay Loan; provided that the principal amount thereof does not exceed $40,000,000;

       (d) Indebtedness of the Credit Parties in respect of the Subordinated
Debt;

       (e) Indebtedness of any Credit Party outstanding as of date hereof and reflected on Schedule 8.2(c) hereto and any refinancing thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, the Administrative Agent or any Lender, as determined by the Administrative Agent in its reasonable discretion, than the terms of the Indebtedness being refinanced, amended or modified;

       (f) Indebtedness in respect of Derivative Agreements specifically permitted under 8.17;

       (g) Indebtedness (i) of the Borrowers European Subsidiaries and any guarantees thereof provided by a Credit Party consisting of local working capital facilities and/or factoring arrangements provided by Bank of America or any of its Affiliates; provided that the principal amount of such Indebtedness will reduce the amount of credit extensions available hereunder; and (ii) of the Borrowers European Subsidiaries to third parties consisting of local working capital facilities and/or factoring arrangements, provided that the principal amount of such Indebtedness outstanding at any one time will not exceed $750,000;

       (h) Indebtedness of the Borrowers European Subsidiaries to the Borrower (including the transfer of inventory for which Borrower has not been paid) (i) outstanding on the Closing Date in an aggregate amount not in excess of $32,000,000 (excluding accrued interest and fess on such advances) and (ii) made after the Closing Date in an aggregate amount not to exceed $5,000,000 (excluding accrued interest and fees on such advances); provided that, such Indebtedness is evidenced by an intercompany note in form and substance satisfactory to the Administrative Agent and such note is pledged to the Administrative Agent under the Collateral Assignment of Intercompany Notes as security for the Obligations;

       (i) other unsecured Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding;

       (j) Indebtedness consisting of intercompany loans and advances made by the Borrower to Subsidiary Guarantors (provided, however, that (i) in the case of ICON New Brunswick, such intercompany loans are for the sole purpose of reloaning the proceeds thereof to ICON du Canada, and (ii) in the case of ICON IP, subject to 8.19, such intercompany loans do not exceed the amount necessary for ICON IP to conduct its business in the ordinary course as presently conducted by ICON IP as of the Closing Date) in an amount not to exceed $20,000,000 in the aggregate (provided that, such intercompany loans to Canadian Subsidiaries shall not exceed $10,000,000 in the aggregate); and provided further, that: (A) each Subsidiary Guarantor shall have executed and delivered to the Borrower, on the Closing Date, a demand note (an "Intercompany Note") to evidence any such intercompany Indebtedness owing by such Subsidiary Guarantor to the Borrower, which Intercompany Notes shall be in form and substance satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent as additional collateral security for the Obligations pursuant to the Collateral Assignment of Intercompany Notes; (B) the Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to the Administrative Agent; (C) the obligations of each Subsidiary Guarantor under such Intercompany Notes shall be subordinated to the Obligations of such Subsidiary Guarantor as a Guarantor in a manner satisfactory to the Administrative Agent; and (D) with the exception of an amount not to exceed $500,000 in each Fiscal Year, the amount of any royalty or license fee received by ICON IP from the Borrower or any Subsidiary of the Borrower shall promptly be loaned back to the Borrower or such Subsidiary of the Borrower, which intercompany loan shall be evidenced by Intercompany Notes and shall be subordinated to the Obligations of the Borrower or such Subsidiary of the Borrower as a Guarantor in a manner satisfactory to the Administrative Agent;

       (k) Indebtedness incurred by Holdings in respect of the CS First Boston Debt;

       (l) Indebtedness consisting of a guaranties by the Borrower in connection with guarantying certain lease financing obtained by certain of the Borrowers commercial equipment customers relating to certain equipment manufactured by NordicTrack or Free Motion in an aggregate amount not to exceed $15,000,000 at any time; and

       (m) Indebtedness secured by Liens permitted under 8.3.1(j).

        8.3. Restrictions on Liens.

        8.3.1. Permitted Liens. The Credit Parties will not (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any receivables as defined in clause
(g) of the definition of the term Indebtedness, with or without recourse; provided that any Credit Party may create or incur or suffer to be created or incurred or to exist:

       (a) so long as no foreclosure or other enforcement action has been commenced, pledges, security interests, Liens and other encumbrances arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments or government charges not yet delinquent in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP, or taxes and assessments which are not due and delinquent;

       (b) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens and Liens imposed by law, created in the ordinary course of business, for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

       (c) pledges or deposits made in connection with workers compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits, and good faith deposits in connection with tenders, contracts, bids, statutory obligations or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds, letters of credit and other similar obligations or arising as a result of progress payments under government contracts or contracts with public utilities;

       (d) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially interfere with the present or proposed use of the applicable property;

       (e) landlords Liens under leases for rent which is not delinquent;

       (f) Liens in favor of the Administrative Agent, any of the Lenders or the Issuing Lender securing any of the Obligations, including Liens on cash collateral;

       (g) Liens granted to the Back Bay Agent under the Back Bay Loan Documents to secure the Back Bay Loan and subject to the Back Bay Intercreditor Agreement;

       (h) Liens in existence on the date hereof and listed on Schedule 8.3;

       (i) Liens created after the date hereof by conditional sale or other title retention agreements (including Capitalized Leases) or in connection with purchase money Indebtedness with respect to equipment and fixtures acquired by any Credit Party, involving the incurrence of an aggregate amount of purchase money Indebtedness and obligations with respect to Capitalized Leases of not more than $6,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred twenty (120) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and

       (j) other Liens securing other Indebtedness not exceeding $250,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any accounts or inventory.

        8.3.2. Restrictions on Negative Pledges and Upstream Limitations. The Credit Parties will not (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents and the Back Bay Loan Documents) which directly or indirectly prohibits any Credit Party from creating, assuming or incurring any Lien upon its properties, revenues or assets whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents and the Back Bay Loan Agreement) restricting the ability of any Subsidiary of any Credit Party to pay or make dividends or distributions in cash or kind to any Credit Party, to make loans, advances or other payments of whatsoever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party in each case other than customary anti-assignment provisions contained in leases and licensing agreements entered into by any Credit Party in the ordinary course of its business, but only if such anti-assignment provisions do not impair the perfection or enforceability of the security interests granted to the Administrative Agent.

        8.4. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) the making of intercompany loans and advances between the Borrower and its domestic and Canadian Subsidiaries that are Subsidiary Guarantors, to the extent permitted by 8.2; (b) dividends and distributions by Subsidiaries of the Borrower paid directly or indirectly to the Borrower; (c) employee loans permitted under 8.1; (d) payments of principal and interest of Intercompany Notes issued in accordance with 8.2; (e) scheduled payments of interest with respect to Subordinated Notes, provided that no Payment Blockage Period (as defined in the Subordinated Notes Documents) is in effect at the time any payment otherwise permitted under this clause (e) is to be made; (f) payments of management fees pursuant to the Management Agreements, not to exceed $900,000 in the aggregate in any Fiscal Year or $225,000 in the aggregate in any Fiscal Quarter (plus an amount not in excess of $225,000 consisting of accrued and unpaid management fees as of the Closing Date) to all of Bain Capital, Inc. and CS First Boston; provided, however, that (1) no such management fees shall be paid so long as any Event of Default has occurred and is continuing or would result therefrom and (2) management fees shall be payable in four equal quarterly installments sixty (60) days after the end of each Fiscal Quarter; (g) payments to Holdings necessary to enable Holdings: (1) to satisfy its federal, state and local income tax obligations that are the result of consolidated net income of the Borrower and its Subsidiaries being attributed to Holdings; (2) to pay the fees and expenses necessary to maintain Holdings' corporate existence and good standing; (3) to pay accounting fees attributable to the Borrower and its Subsidiaries; and (4) to buy back the Holdings' stock of any employee who has died or whose employment with the Borrower or its Subsidiaries has otherwise terminated, such repurchase payments not to exceed $500,000 in the aggregate in any Fiscal Year in cash payments; and (h) bonuses and other payments (including the forgiveness of Indebtedness) to Affiliates of the Borrower as set forth on Schedule 8.4 hereto.

        8.5. Merger, Consolidation and Disposition of Assets.

        8.5.1. Mergers and Acquisitions. None of the Credit Parties will become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except for (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower (other than ICON IP and International Holdings) with and into the Borrower (provided that the Borrower shall be the surviving entity), (ii) Permitted Acquisitions and (iii) acquisitions of assets in the ordinary course of business consistent with past practices.

        8.5.2. Disposition of Assets. No Credit Party shall dissolve, liquidate or sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts Receivable, other than (a) the sale of inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition for cash by a Credit Party of (i) equipment or fixtures that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $500,000 in the aggregate in any Fiscal Year and (ii) other equipment and fixtures having a value not exceeding $1,000,000 in the aggregate in any Fiscal Year, (c) non-recourse sales of consumer Accounts Receivable on terms approved in advance in writing by the Administrative Agent, (d) non-recourse sales not to exceed $10,000,000 in any 12-month period of Accounts Receivable owing by account debtors that are in bankruptcy, or whose Accounts Receivable are excluded from Eligible Accounts Receivable for reasons related to the account debtor's creditworthiness, on terms approved in advance in writing by the Administrative Agent, (e) sale-leasebacks permitted under 8.6, (f) licenses of intellectual property in the ordinary course of business and (g) the dissolution and liquidation of Jumpking, Versalite and World Fitness. Without limiting the generality of the foregoing, no Credit Party will sell any of its patents or trademarks or license any of its patents or trademarks to third parties under licenses that restrict the ability of the Credit Party (or the Administrative Agent) to sell or license the subject patent or trademark or impair the security interests granted to the Administrative Agent. With respect to any disposition of assets or other properties permitted pursuant to clause (b) above, the Administrative Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to the Borrower, at the Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by the Borrower.

        8.6. Sale and Leaseback. No Credit Party shall engage in any sale-leaseback, Synthetic Lease or similar transaction involving any of its assets, except sale-leaseback transactions with respect to items of equipment (other than computer equipment and software) on terms reasonably satisfactory to the Administrative Agent in amounts not to exceed $2,000,000 in the aggregate in any Fiscal Year.

        8.7. Change of Fiscal Year. The Credit Parties will not at any time change their Fiscal Year.

        8.8. Employee Benefit Plans. None of the Credit Parties or any ERISA Affiliate will:

       (a) engage in any prohibited transaction within the meaning of 406 of ERISA or 4975 of the Code which could result in a material liability for the Credit Parties; or

       (b) permit any Guaranteed Pension Plan to incur an accumulated funding deficiency, as such term is defined in 302 of ERISA, whether or not such deficiency is or may be waived; or

       (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Credit Parties pursuant to 302(f) or 4068 of ERISA.

        8.9. Compliance With Environmental Laws.  The Credit Parties will not
(a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, unless, in each case, such violation, use, condition, generation or activity could not reasonably be expected to have a material adverse effect on the value of such Real Estate or the business, assets, operations or financial condition of the Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under this Credit
 Agreement or the other Loan Documents.

        8.10. Change in Terms of Governing Documents.
       The Credit Parties shall not effect or permit any change in or amendment to any Governing Document of any Credit Party which could reasonably be expected to adversely affect the Lenders.

        8.11. Creation of Subsidiaries. None of the Credit Parties shall create or permit to exist any Subsidiary unless (a) one hundred percent (100%) of the Capital Stock or other equity interests of such Subsidiary are owned by a Credit Party, (b) prior to the formation of such Subsidiary, the Borrower shall notify the Administrative Agent and the Lenders thereof in writing, and (c) within ten
(10) Business Days of the formation of such Subsidiary, the Credit Parties shall, (i) take all steps as may be necessary or advisable in the opinion of the Administrative Agent to pledge to the Administrative Agent, for the benefit of the Lenders and the Agent, on a perfected, first-priority basis, all of the Capital Stock of such Subsidiary (limited, in the case of any foreign Subsidiary that is a controlled foreign corporation under Section 957 of the Internal Revenue Code, to a pledge of 65% of the Capital Stock of each such Subsidiary to the extent the pledge of any greater percentage would result in material adverse tax consequences to the Borrower) pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, which such pledge agreement shall be a Pledge Agreement and a Security Document hereunder, (ii) cause any such Subsidiary to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance satisfactory to the Administrative Agent, which such guaranty shall be a Guaranty and a Security Document hereunder, (iii) cause any such Subsidiary to take all steps as may be necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a first priority, perfected security interest in substantially all of its assets as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Administrative Agent, each of which documents shall be Security Documents hereunder, and (iv) deliver to the Administrative Agent all such evidence of corporate or other authorization, legal opinions (including local counsel opinions where applicable) and other documentation as the Administrative Agent may request.

        8.12. Transactions with Affiliates.

       (a) Except as otherwise permitted in this 8.12 and 8.4(f), the Credit Parties will not engage in any transaction with any Affiliate (other than (a) for services by individuals as employees, officers and directors and (b) transactions between the Borrower and Subsidiary Guarantors otherwise permitted hereunder), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, on terms more favorable to such Person than would have been obtainable on an arms-length basis in the ordinary course of business.

       (b) The Credit Parties shall not pay compensation as salaries or otherwise in excess of $3,600,000 in the aggregate per year and $900,000 in the aggregate per Fiscal Quarter (plus an amount not in excess of $891,000 consisting of accrued and unpaid management fees as of the Closing Date) to Scott Watterson and Gary Stevenson; provided, however, that no such compensation shall be paid so long as any Event of Default has occurred and is continuing or would result therefrom.
        8.13. Agency Account. The Credit Parties will not (a) establish any bank accounts other than those listed on Schedule6.20, without the Administrative Agents prior written consent, (b) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Administrative Agent for the benefit of the Lenders and the Agent with respect to such account, (c) deposit into any of the payroll accounts listed on Schedule6.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts (other than balances not in excess of $150,000 in accordance with the Credit Parties usual practices), or (d) cause the aggregate balance maintained in all deposit accounts (other than payroll accounts referred to in clause (c)) which are not subject to an Agency Account Agreement in favor of the Administrative Agent to exceed $350,000.

        8.14. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except in the ordinary course of its business consistent with past practices.

        8.15. Subordinated Debt; CS First Boston Debt. The Credit Parties will not amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay, redeem or repurchase any of the Subordinated Debt. The Credit Parties will not amend, supplement or otherwise modify the terms of any of the CS First Boston Debt or prepay, redeem or repurchase, or pay any cash interest with respect to, any of the CS First Boston Debt.

        8.16. Back Bay Loan. The Credit Parties shall not, without the prior written consent of the Specified Required Lenders, prepay, redeem or repurchase all or any portion of the Back Bay Loan, increase the fees, interest or other compensation in respect thereto, or make principal payments thereon prior to scheduled maturity thereof (as in effect of the date hereof), other than prepayments in an aggregate amount not to exceed $15,000,000; so long as (a) the Fixed Charged Coverage Ratio as at the end of the Fiscal Quarter most recently ended prior to such prepayment is equal to or greater than 1.10:1.00, (b) Excess Availability prior to, and after giving effect to, such prepayment, shall not be less than $50,000,000 (after giving effect to the payment of accounts payable in the ordinary course of business) and (c) prior to the such prepayment, the Borrower shall deliver to the Administrative Agent updated versions of the most recent projections provided to the Administrative Agent pursuant to the terms of this Credit Agreement, reflecting that Excess Availability shall be $40,000,000 or greater for at least twelve (12) months following such prepayment (assuming payment of accounts payable in the ordinary course of business).

        8.17. No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except in connection with Derivative Agreements entered into solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

        8.18. Changes Relating to Certain Agreements. No Credit Party shall (a) change or amend the terms of the Management Agreements, the Employment Agreements or the Stockholders Agreement, except changes or amendments that do not adversely affect the rights or interests of Lenders or (b) change or amend the terms of the Back Bay Loan Agreement unless such change or amendment is permitted under the Back Bay Intercreditor Agreement.

        8.19. Credit Parties other than the Borrower. Holdings shall not engage in any trade or business, or own any assets (other than the Capital Stock of the Borrower) or incur any Indebtedness (other than the Obligations, the Back Bay Loan and the CS First Boston Debt). ICON New Brunswick shall not engage in any trade or business, or own any assets (other than a Local Account) or incur any Indebtedness (other than guarantees of the Obligations, the Back Bay Loan and the Subordinated Notes). International Holdings shall not engage in any trade or business or incur any Indebtedness (other than guarantees of the Obligations, the Back Bay Loan and the Subordinated Notes) or own any assets (other than the Capital Stock of the European Subsidiaries, Canadian Subsidiaries, Versalite and World Fitness). ICON IP shall not engage in any trade or business, own any assets or incur any Indebtedness (other than guarantees of the Obligations, the Back Bay Loan and the Subordinated Notes), unless, in each case, such trade, business, ownership of assets or incurrence of Indebtedness consists of owning intellectual property and intercompany transactions related thereto. Jumpking, Versalite and World Fitness shall not engage in any trade or business, own any assets or incur any Indebtedness.

9.   FINANCIAL COVENANT OF THE CREDIT PARTIES.

       Each Credit Party covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to cause the Issuing Lender to issue, extend or renew any Letters of Credit, and based on the financial statements of the Credit Parties delivered in accordance with the terms hereof: at any time during any Fiscal Quarter during which any of: (a) the result of (i) the Borrowing Base, minus (ii) the Revolving Exposure is less than $15,000,000, or (b) Excess Availability is less than $10,000,000 or
(c) the result of (i) the Borrowing Base, minus (ii) the Revolving Exposure is less than ten percent (10%) of the Borrowing Base, the Credit Parties shall not permit the Fixed Charge Coverage Ratio, determined as of the end of the most recently ended Fiscal Quarter, to be less than 1:1.

10.   CLOSING CONDITIONS.

       The obligations of the Lenders to make the initial Loans and of the Administrative Agent to cause the Issuing Lender to issue any initial Letter of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to November 1, 2005, in each case, in form and substance satisfactory to the Administrative Agent and the Lenders:

        10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

        10.2. Certified Copies of Governing Documents. Each of the Lenders shall have received from the Credit Parties a copy, certified by a duly authorized officer of such Person or other appropriate Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

        10.3. Corporate or Other Action. All corporate (or other) action necessary for the valid execution, delivery and performance by each of the Credit Parties of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders. The Articles of Association of each of ICON Health & Fitness (Holdings) Limited, ICON Health & Fitness Limited shall have been amended to provide that the directors thereof may not refuse a request to register a transfer of shares on enforcement of the applicable Security Documents.

        10.4. Incumbency Certificate. The Administrative Agent shall have received from each Credit Party an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Credit Party, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each such Person, each of the Loan Documents and to which such Credit Party is or is to become a party; and (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit.

        10.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority perfected security interest in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected (or, in the case of the U.K. Debenture and the International Pledge Agreement referred to in paragraph
(b) of International Pledge Agreements, will be made within 5 days of the grant of such security). The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

        10.6. Perfection Certificates and Collateral Search Results. The Administrative Agent shall have received from each of the Credit Parties, a completed and fully executed Perfection Certificate and the results of UCC and intellectual property searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

        10.7. Certificates of Insurance. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, naming the Administrative Agent as loss payee and/or additional insured, as applicable, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

        10.8. Agency Account Agreements. The Credit Parties shall have established the Concentration Account, and the Administrative Agent shall have received an Agency Account Agreement executed by the Cash Management Bank (in its capacity as the depository bank with respect to the Concentration Account) and, to the extent required by 8.13, each depository institution with which any Credit Party maintains a Local Account or Interim Concentration Account.

        10.9. Borrowing Base Report and Collateral Update Certificates. The Administrative Agent shall have received an executed Borrowing Base Report, which Borrowing Base Report shall demonstrate Excess Availability of not less than $50,000,000 (prior to the application of the Availability Reserve and after giving effect to the payment of all sums and expenses, the issuance of all Letters of Credit and the funding of all Loans to be paid, issued or funded on the Closing Date) and a Collateral Update Certificate, in each case, in form and substance satisfactory to the Administrative Agent.

        10.10. Accounts Receivable Aging Report. The Administrative Agent shall have received from the Borrower the most recent Accounts Receivable aging report of the Borrower dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrower shall have notified the Administrative Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Administrative Agent with such supplementary documentation as the Administrative Agent may reasonably request.

        10.11. Inventory Appraisal. The Agent shall have received and be satisfied with the results of an appraisal of the inventory, machinery, equipment and Real Estate of the Borrower and its domestic and Canadian Subsidiaries.

        10.12. Payment of Closing Fees. The Borrower shall have paid to the Administrative Agent the fees required to be paid by it on the Closing Date.

        10.13. Payoff Letter. The Administrative Agent shall have received a copy of the payoff letter from General Electric Capital Corporation (GECC), indicating the amount of the loan obligations of the Credit Parties under the Existing Credit Agreement to be discharged on the Closing Date and an acknowledgment by GECC that the commitments have been terminated and upon receipt of such funds, it will authorize the filing of all termination statements and take such other actions as may be necessary to discharge any and all mortgages, deeds of trust and security interests granted by the Credit Parties in favor of GECC.

        10.14. Opinions of Counsel. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from:

       (a) Weil, Gotshal  & Manges LLP, special counsel to the Credit Parties;

       (b) Bearnson & Peck L.C., special Utah counsel to the Credit Parties;

       (c) McInnes Cooper, special New Brunswick counsel to the Credit Parties;

       (d) Holmested & Associates, special Quebec counsel to the Credit Parties;

and
       (e)      Cobbetts Solicitors, special English counsel to certain Credit
Parties.

        10.15. Title Insurance. The Administrative Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Administrative Agent, insuring the interest of the Administrative Agent and each of the Lenders as mortgagee under the Mortgages.

        10.16. Hazardous Waste Assessments. The Administrative Agent shall have received hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Administrative Agent, covering all Real Estate and all other real property in respect of which any Credit Party may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

        10.17. Solvency Certificate. The Administrative Agent shall have received an officers certificate of Holdings and the Borrower dated as of the Closing Date as to the solvency of the Credit Parties following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Lenders.

        10.18. No Material Adverse Change. Since the Balance Sheet Date, as determined by the Administrative Agent, there has occurred no material adverse change in the financial condition, business, assets, liabilities or business prospects of the Credit Parties, taken as a whole.

        10.19. Landlord Waivers. The Administrative Agent shall have received landlord waivers, each in form and substance satisfactory to the Administrative Agent, relating to each of the leased properties listed on Schedule 10.19 hereto.

        10.20. Collateral Examinations/Appraisals. The Administrative Agent shall have received the results of collateral examinations and appraisals performed with respect to the Collateral, each in form and substance satisfactory to the Administrative Agent.

        10.21. Financial Statement and Projections. The Administrative Agent shall have received the financial statements and projections referred to in 6.2, each in form and substance satisfactory to the Administrative Agent.

        10.22. Back Bay Intercreditor Agreement; Back Bay Loan Documents. (a) The Back Bay Intercreditor Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Administrative Agent, (b) the Administrative Agent shall have received certified copies of the Back Bay Loan Documents and (c) the Administrative Agent shall have received evidence that the Credit Parties have received $40,000,000 in proceeds of the Back Bay Loan.

        10.23. Subordinated Debt. The Administrative Agent shall have received a certified copy of the Subordinated Debt Documents, together with written confirmation of the notice address for the trustee thereunder.

11.   CONDITIONS TO ALL BORROWINGS.

       The obligations of the Lenders to make any Loan, and of the Administrative Agent to cause the Issuing Lender to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

        11.1. Representations True; No Default or Event of Default. Each of the representations and warranties of any Credit Party contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing, and no condition shall exist on such date which constitutes an Event of Default.

        11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Issuing Lender to issue, extend or renew such Letter of Credit.

        11.3. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

        11.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agents Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

        11.5. Payment of Fees. The Borrower shall have complied with their obligations to pay all Fees, Reimbursement Obligations and each other amount arising hereunder at any time subsequent to the Closing Date and becoming due and payable on or before the Drawdown Date of such Loan or the date of the issuance of such Letter of Credit.

        11.6. Exchange Limitations. There exists no reason whatsoever, including, without limitation, by reason of the application of any so-called currency exchange laws, rules or regulations (as in effect at the time of any proposed borrowings hereunder) which could reasonably be expected to interfere with the Borrower satisfying any of its Obligations in full at such time as such Obligations become due and payable pursuant to the terms hereof.

        11.7. Validity of Liens. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority perfected security interest in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

        11.8. Indenture Borrowing Limitations. After giving effect to the making of such Loan or issuance, extension or renewal of any Letter of Credit, the aggregate amount of all Indebtedness of the Credit Parties incurred pursuant to Sections 4.09(b)(1) and 4.09(b)(13) of the Subordinated Indenture, including, without limitation, the Revolving Credit Loans, the Letters of Credit and the Back Bay Loan, shall not exceed the amount permitted to be incurred at such time pursuant to such Sections 4.09(b)(1) and 4.09(b)(13).

12.   EVENTS OF DEFAULT; ACCELERATION; ETC.

        12.1. Events of Default and Acceleration. If any of the following events (Events of Default or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, Defaults) shall occur:

       (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

       (b) the Borrower shall fail to pay any interest on the Loans, the Fees, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such failure shall continue for three (3) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

       (c) any Credit Party shall fail to comply with any of its covenants contained in 7.1, 7.4, 7.5, 7.6, 7.7, 7.10, 7.11, 7.12, 7.13, 7.15, 7.16, 7.17,
8 or, if applicable, 9;

       (d) any Credit Party shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this 12.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

       (e) any representation or warranty of any Credit Party in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated other than inadvertent immaterial errors not exceeding $750,000 in the aggregate in any Borrowing Base Report and errors that have the effect of understating the Borrowing Base;

       (f) any Credit Party shall make an assignment for the benefit of creditors, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Credit Party or of any substantial part of the assets of any Credit Party or shall commence any case or other proceeding relating to any Credit Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application (including a bankruptcy application) shall be filed or any such case or other proceeding shall be commenced against any Credit Party and such Credit Party shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed or stayed within sixty (60) days following the filing thereof; or a receiver, trustee or other similar official shall be appointed for any Canadian Subsidiary or for any substantial part of the assets any Canadian Subsidiary;
       (g) a decree or order (including a bankruptcy order) is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Credit Party bankrupt or insolvent, or approving a petition or a bankruptcy application in any such case or other proceeding, or a decree or order (including a bankruptcy order) for relief is entered in respect of any Credit Party in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

       (h) there shall remain in force, undischarged, unsatisfied, unbonded and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against any Credit Party (considered collectively) that exceeds in the aggregate $1,000,000, which are not covered by insurance policies as to which coverage has been accepted;

       (i) (A) any Credit Party or any ERISA Affiliate (considered collectively) incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or any Credit Party or any ERISA Affiliate (considered collectively) is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of 302(f)(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (x) could be expected to result in liability of the Credit Parties to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (y) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan, (B) a Canadian Subsidiary terminates any Guaranteed Pension Plan applicable to it, (C) any event occurs providing grounds to terminate or wind-up a Guaranteed Pension Plan applicable to any Canadian Borrower Subsidiary in whole or in part by order of any applicable pension regulatory authority or (D) any event or condition occurs or exists which would require the appointment by the applicable regulator of a trustee or similar Person to administer a Guaranteed Pension applicable to any Canadian Subsidiary;

       (j) any Credit Party shall fail to pay at maturity, or within any applicable period of grace, any obligation for Indebtedness in excess of $500,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in excess of $500,000 for such period of time as would permit (assuming the lapse of time and/or giving of appropriate notice if required and assuming such breach has not been cured within the applicable grace period thereunder) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

       (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agents security interests, mortgages or liens in all or a material portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents and the Back Bay Intercreditor Agreement, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Credit Party or any of their respective equity holders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

       (l) if any material covenant, agreement or obligation of any Credit Party contained in or evidenced by the Loan Documents shall cease to be legal, valid, binding, or enforceable in accordance with the terms thereof other than as a result of a default or waiver thereof by the Administrative Agent;

       (m) a Change of Control shall occur;

       (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, expropriation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business, assets, operation or financial condition of the Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under the Credit Agreement or the other Loan Documents;

       (o) any Credit Party shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of their business and such order shall continue in effect for more than thirty (30) days unless such order would not have a material adverse effect on the business, assets, operation or financial condition of the Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under this Credit Agreement or the other Loan Documents;

       (p) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business, assets, operation or financial condition of the Credit Parties (taken as a whole), or the ability of any Credit Party to fulfill its obligations under this Credit Agreement or the other Loan Documents;

       (q) (i) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt, the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part or an offer to prepay, redeem or repurchase the Subordinated Debt in whole or in part shall be required to be made or (ii) any Credit Party shall fail to observe or perform any material term, covenant or agreement contained in any Subordinated Debt Document as would permit (assuming the lapse of time and/or giving of appropriate notice if required and assuming such breach has not been cured within the applicable grace period thereunder) the holders thereof to accelerate the maturity thereof;

       (r) any event of default under the Back Bay Loan Agreement shall occur or the holders of all or any part of the Back Bay Loan shall accelerate the maturity of the Back Bay Loan;

       (s) the Obligations shall cease for any reason to rank senior in right of payment to any Subordinated Debt;

       (t) the subordination provisions in the Back Bay Intercreditor Agreement shall cease, in whole or in part, to be effective or cease to be legally valid, binding and enforceable against the holders of the Back Bay Loan; or

       (u) any Credit Party shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any Credit Party, a punishment for which in any such case could include the forfeiture of any assets of any Credit Party included in the Borrowing Base or any assets of any Credit Party not included in the Borrowing Base but having a fair market value in excess of $1,000,000;
then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Credit Agreement and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; provided that in the event of any Event of Default specified in 12.1(f) or 12.1(g), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

        12.2. Termination of Commitments. If any one or more of the Events of Default specified in 12.1(f) or 12.1(g) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower, and the Administrative Agent shall be relieved of all further obligations to cause the Issuing Lender to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to cause the Issuing Lender to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any Credit Party of any of the Obligations. No termination of the credit hereunder shall relieve the Lenders of their obligation to fund their participations in the Letters of Credit as otherwise set out in this Credit Agreement.

        12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to 12.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the purchaser of any Letter of Credit is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        12.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

       (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent and the Issuing Lender for or in respect of all amounts in respect of Administrative Agent Advances and all fees, indemnities, costs, expenses, disbursements and other amounts (including charges and disbursements of counsel to the Administrative Agent and the Issuing Lender) and losses payable to the Administrative Agent and the Issuing Lender or incurred or sustained by the Administrative Agent and the Issuing Lender in their capacity as such, including, without limitation, in connection with the collection of such monies by the Administrative Agent and the Issuing Lender, for the exercise, protection or enforcement by the Administrative Agent and the Issuing Lender of all or any of the rights, remedies, powers and privileges of the Administrative Agent and the Issuing Lender under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent and the Issuing Lender against any taxes or Liens which by law shall have, or may have, priority over the rights of the Administrative Agent and the Issuing Lender to such monies;

       (b) Second, to the payment of that portion of the Obligations constituting fees, indemnities, costs, expenses, disbursements and other amounts (including charges and disbursements of counsel to the Lenders but excluding principal, interest, Cash Management Obligations and Obligations arising under Derivative Agreements) payable to the Lenders (including amounts payable under 5.7), ratably among them in proportion to the amounts described in this clause Second payable to them;

       (c) Third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

       (d) Fourth, ratably (i) to the payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them and (ii) to the Administrative Agent for the account of the Issuing Lender, to cash collateralize the Reimbursement Obligations;

       (e) Fifth, pari passu to all Cash Management Obligations and Obligations in respect of Derivative Agreements owing to any Lender, the Administrative Agent, the Cash Management Bank or any Affiliate thereof, ratably among such Persons;

       (f) Sixth, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made with respect to each type of Obligation owing to the Lenders among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

       (g) Seventh, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to 9-608(a)(1)(C) or 9 615(a)(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

       (h) Eighth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

13.   SETOFF.

       Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to any Credit Party and any securities or other property of any Credit Party in the possession of such Lender or any of its Affiliates may, at any time, without demand or notice (any such notice being expressly waived by each Credit Party), in whole or in part, be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities or obligations, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any Credit Party to such Lender regardless of the adequacy of any other collateral securing the Loan. Each of the Lenders agrees with each other Lender that (i) if an amount to be set off is to be applied to Indebtedness of any Credit Party to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by the Revolving Credit Note of such Lender or constituting Reimbursement Obligations owed to such Lender, and (ii) if such Lender shall receive from any Credit Party or any other source, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes in the name of, or constituting Reimbursement Obligations, such Lender by proceedings against a Credit Party at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of its Revolving Credit Note, or the Reimbursement Obligations owed to such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the debt evidenced by the Revolving Credit Notes corresponding to, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the debt evidenced by the Revolving Credit Note in its name or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY CREDIT PARTY ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14.   THE AGENT.

        14.1. Authorization.

       (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, and, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

       (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term Administrative Agent is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

       (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a representative of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as secured party, mortgagee or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

       (d) The Administrative Agent is authorized and directed to consent to any sale or other disposition of Collateral permitted to be sold or disposed of hereunder, and to release its Liens on such Collateral, and the Administrative Agent is authorized to rely on a certification from the Borrower that such sale or disposition is permitted hereunder.

       (e) The Administrative Agent is authorized and directed to execute and deliver the Back Bay Intercreditor Agreement on behalf of the Lenders and to act in accordance with the provisions thereof. Each of the Lenders agrees to be bound by the provisions thereof.

       (f) Each Lender appoints the Administrative Agent to act as its agent and security trustee under and in accordance with the Security Documents
..
        14.2. Quebec Appointment. Each Lender, or its representative duly authorized on its behalf, hereby appoints the Administrative Agent as its fond de pouvoir to take, receive and hold on behalf of, and for the benefit of, each of the Bondholders, all rights and hypothecs created hereby as continuing security for the payment of the Bonds from time to time issued and outstanding from time to time under the Deed of Hypothec, and to exercise any and all powers and rights and to perform any and all duties conferred upon it under the Deed of Hypothec or by Bondholders' Instrument. Each party hereto agrees that, notwithstanding Section 32 of An Act Respecting Special Powers of Legal Persons (Quebec), the Administrative Agent shall also be entitled to act as Bondholder and to acquire and/or be the pledgee of any Bond or other titles of indebtedness to be issued under any such Deed of Hypothec.

        14.3. Employees and Administrative Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

        14.4. No Liability. Neither the Administrative Agent (in its capacity as Administrative Agent, lender of the swing line loans and/or Cash Management
Bank) nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to any Lender for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        14.5. No Representations.

        14.5.1. General. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for any of the Loan Documents, or for the value of any such collateral security or for the validity, enforceability, or collectibility of any such amounts owing with respect to any of the Loan Documents, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Credit Party, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for any of the Loan Documents or to inspect any of the properties, books or records of any Credit Party. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any Credit Party shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of any Credit Party. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

        14.5.2. Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in 10, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent active upon the Borrowers account shall have received notice from such Lender not less than one (1) Business Day prior to the Closing Date specifying such Lenders objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

        14.6. Payments.

        14.6.1. Payments to Agent. A payment by the Borrower to the Administrative Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lenders pro rata share of payments received by the Administrative Agent for the account of such Lender except as otherwise expressly provided herein or in any of the other Loan Documents.

        14.6.2. Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

        14.6.3. Delinquent Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation in accordance with the terms of this Credit Agreement or (ii) to comply with the provisions of 13 with respect to making dispositions and arrangements with the other Lenders, where such Lenders share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a Delinquent Lender) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining applicable non-delinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the applicable non-delinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the non-delinquent Lenders, the Lenders respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        14.7. Holders of Letters of Credit Participation. The Administrative Agent may deem and treat the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

        14.8. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent, the Issuing Lender and the Arranger (to the extent not indemnified by the Credit Parties and without limiting the obligation of the Credit Parties to do so) from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent, the Issuing Lender and/or the Arranger has not been reimbursed by the Borrower as required by 15), and liabilities of every nature and character arising out of or related to this Credit Agreement or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agents, the Issuing Lenders or the Arrangers actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agents, the Issuing Lenders or the Arrangers willful misconduct or gross negligence.

        14.9. Administrative Agent as Lender. In its individual capacity, Bank of America shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it and as the purchaser of any Letter of Credit Participation, as it would have were it not also the Administrative Agent.

        14.10. Resignation; Removal. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within sixty (60) days after the retiring Administrative Agents giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poors Corporation. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agents resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

        14.11. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or Event of Default, it shall promptly notify the Administrative Agent thereof; provided that no Lender shall be liable for failure to deliver such notice. The Administrative Agent hereby agrees that upon receipt of any notice under this
14.11 or 7.5 it shall promptly notify the other Lenders thereof.

        14.12. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agents compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

        14.13. Administrative Agent May File Proofs of Claim.

       (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan, Reimbursement Obligation or Unpaid Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:

       (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations or Unpaid Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under 2.2, 4.6, 5.1 and 15) allowed in such proceeding or under any such assignment; and

       (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

       (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, nevertheless to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under 2.2, 4.6, 5.1 and 15).

       (c) Nothing contained herein shall authorize the Administrative Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.

15.   EXPENSES.

       The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent, the Issuing Lender, the Arranger, the Cash Management Bank or any of the Lenders (other than taxes based upon the Administrative Agents, Issuing Lenders, Cash Management Banks or any Lenders net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent, the Issuing Lender, the Arranger, the Cash Management Bank and each Lender with respect thereto), (iii) the fees, expenses and disbursements of the Administrative Agents Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the syndication hereof, amendments, modifications, approvals, consents or waivers hereto or hereunder, and proposed amendments, modifications, approvals, consents or waivers hereto or hereunder, (iv) the fees, expenses and disbursements of the Administrative Agent and the Arranger incurred by the Administrative Agent and the Arranger in connection with the preparation and syndication of the Loan Documents and other instruments mentioned herein, including, without limitation, collateral examination, appraisal expenses and environmental audits, (v) the fees, expenses and disbursements of the Administrative Agent and the Arranger incurred by the Administrative Agent and the Arranger in connection with the administration or interpretation of the Loan Documents and other instruments mentioned herein, including, without limitation, collateral examination, appraisal expenses and environmental audits, inspections, testing and reports, (vi) all out-of-pocket expenses (including without limitation reasonable attorneys fees and costs and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Issuing Lender, the Arranger, the Cash Management Bank, the Administrative Agent or any Lender in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any Credit Party or the administration thereof after the occurrence of a Default or Event of Default, and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lenders, the Issuing Lenders, the Arrangers, the Cash Management Banks or the Administrative Agents relationship with any Credit Party, (vii) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent, the Issuing Lender, the Arranger the Cash Management Bank or any of their Affiliates in establishing, maintaining or handling of any accounts for the collection of any of the Collateral, (viii) all fees, expenses and disbursements of the Issuing Lender, the Arranger, the Cash Management Bank or the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches, intellectual property filings, mortgage recordings and other personal and real property searches and filings and (ix) all title insurance premiums and surveyor, engineering, appraisal and examination charges. The Borrower and each of the Guarantors authorizes the Administrative Agent, the Issuing Lender, the Arranger, the Cash Management Bank and the Lenders to debit any account maintained by such Persons with the Administrative Agent, the Issuing Lender, the Arranger, the Cash Management Bank, the Lenders, or any of their Affiliates, in payment of amounts due hereunder. The covenants of this 15 shall survive payment or satisfaction of all other Obligations.

16.   INDEMNIFICATION.

       The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Issuing Lender, the Arranger, the Cash Management Bank and the Lenders, together with each of their Related Parties, from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(i) any actual or proposed use by the Borrower or any other Credit Party of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Administrative Agent, the Arranger, the Issuing Lender, the Cash Management Bank or any of their Affiliates upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) any Credit Party entering into or performing this Credit Agreement or any of the other Loan Documents, (iv) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any Credit Party comprised in the Collateral, or (v) with respect to the Credit Parties and their respective properties and assets, the violation of any environmental law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, provided, however, that the Borrower shall not be liable to the Administrative Agent, the Arranger, the Issuing Lender, the Cash Management Bank, any Lender or any of their Related Parties for any of the foregoing to the extent that they arise from such Persons gross negligence, breach of contract or willful misconduct. In litigation, or the preparation therefor, the Lenders, the Issuing Lender, the Arranger, the Cash Management Bank and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which ispermissible under applicable law. The covenants contained in this 16 shall survive payment or satisfaction in full of all other Obligations.

17.   SURVIVAL OF COVENANTS, ETC.

       All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Credit Party pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf any Credit Party pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Credit Party hereunder.

18.   ASSIGNMENT AND PARTICIPATION.

        18.1. General Conditions. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of 18.2, (b) by way of participation in accordance with the provisions of 18.5 or (c) by way of pledge or assignment of a security interest subject to the restrictions of 18.8 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in 18.5 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

        18.2. Assignments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

       (a) except in the cases of an assignment of the entire remaining amount of the assigning Lenders Commitment and the Loans at the time owing to it or of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

       (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lenders rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned, it being understood that non-pro rata assignments of or among any of the Commitments, the Revolving Credit Loans and the Reimbursement Obligations are not permitted;

       (c) any assignment of a Commitment must be approved by the Administrative Agent and the Issuing Lender (whether or not the proposed assignee is itself a Lender with a commitment or would otherwise qualify as an Eligible Assignee), such approvals not to be unreasonably withheld or delayed; and

       (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

       Subject to acceptance and recording thereof by the Administrative Agent pursuant to 18.3, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Acceptance have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lenders rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of (i) 5.2.2, 5.7, 5.8, and 5.10 with respect to facts and circumstances occurring prior to the effective date of such assignment and (ii) 16 notwithstanding such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with 18.5

        18.3. Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agents Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the Register). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        18.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit Notes.

        18.5. Participations. Any Lender may at any time, without the consent of, or notice to, any Credit Party or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a Participant) in all or a portion of such Lenders rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (a)such Lenders obligations under this Credit Agreement shall remain unchanged, (b)such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c)the Credit Parties and the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lenders rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to 18.6, the Credit Parties agree that each Participant shall be entitled to the benefits of 5.2.2, 5.7, 5.8 and 5.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to 18.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of 13 as though it were a Lender, provided such Participant agrees to be subject to 13 as though it were a Lender.

        18.6. Payments to Participants. A Participant shall not be entitled to receive any greater payment under 5.2.2, 5.7 and 5.8 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

        18.7. Assignee or Participant Affiliated with the Credit Parties. If any assignee Lender is an Affiliate any Credit Party, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to 12.1 or 12.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lenders interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a Participant, and such Participant is a Credit Party or an Affiliate of a Credit Party, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to 12.1 or 12.2 to the extent that such participation is beneficially owned by a Credit Party or any Affiliate of a Credit Party, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

        18.8. Miscellaneous Assignment Provisions. A Lender may at any time grant a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C. 341 and
(b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of any Credit Party or the Administrative Agent hereunder.

        18.9. Special Purpose Funding Vehicle. Notwithstanding anything to the contrary contained in this 18, any Lender (a Granting Lender) may grant to a special purpose funding vehicle (an SPC) of such Granting Lender, identified as such in writing from time to time delivered by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Credit Agreement, provided that (a) nothing herein shall constitute a commitment to make any Loan by any SPC, (b) the Granting Banks obligations under this Credit Agreement shall remain unchanged, (c) the Granting Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement and (d) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any expense reimbursement, indemnity or similar payment obligation under this Credit Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPC and (ii) the Maturity Date, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this 18.9, any SPC may (A) with notice to, but (except as specified below) without the prior written consent of, the Credit Parties or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, which consents shall not be unreasonably withheld or delayed) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (B) disclose on a confidential basis any non-public information relating to its Loans (other than financial statements referred to in 6.2 or 7.4) to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall the Borrower be obligated to pay to an SPC that has made a Loan any greater amount than the Borrower would have been obligated to pay under this Credit Agreement if the Granting Lender had made such Loan. An amendment to this 18.9 without the written consent of an SPC shall be ineffective insofar as it alters the rights and obligations of such SPC.

19.   NOTICES, ETC.

       Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or any Letter of Credit Applications shall be in writing and shall be (i) delivered in hand, (ii) mailed by United States registered or certified first class mail, postage prepaid, (iii) sent by overnight courier, or
(iv) sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

       (a) if to any Credit Party, c/o ICON Health & Fitness, Inc., 1500 South, 1000 West, Logan, Utah 84321, Attention: S. Fred Beck, or at such other address as shall last have furnished in writing to the Person giving the notice;

       (b) if to the Agent, at One Federal Street, Boston, Massachusetts 02110,
Attention: Christopher Godfrey, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

       (c) if to any Lender, at such Lenders address for its Domestic Lending Office set forth on Schedule1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

       Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

20.   GOVERNING LAW.

        THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH CREDIT PARTY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH CREDIT PARTIES BY MAIL AT THE ADDRESS SPECIFIED IN 19. EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

21.   HEADINGS.

       The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
22.   COUNTERPARTS.
       This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

23.   ENTIRE AGREEMENT, ETC.

       The Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in the Loan Documents.

24.   WAIVER OF JURY TRIAL.

        EACH PARTY HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED HEREON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Credit Party (i) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that this waiver constitutes a material inducement for the Administrative Agent and the Lenders to execute this Credit Agreement and make the Loans.

25.   CONSENTS, AMENDMENTS, WAIVERS, ETC.

       Any consent or approval required or permitted by this Credit Agreement to be given by all of the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Credit Party of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

       (a) without the written consent of each Credit Party and each Lender directly affected thereby:

       (i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Loans or the amount of the Commitment Fee or Letter of Credit Fees (other than interest accruing pursuant to 5.12 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto;

       (ii) increase the amount of such Lenders Commitment or extend the expiration date of such Lenders Commitment;

       (iii) postpone or extend the Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender or waive any Event of Default relating thereto (it being understood that (A) a waiver of the application of the Default Rate, (B) any vote to rescind any acceleration made pursuant to 12.1 of amounts owing with respect to the Loans and other Obligations and (C) any modifications of the provisions relating to amounts or timing of prepayments of Loans and other Obligations shall require only the approval of the Required Lenders); or

       (iv) release any Credit Party from any Obligations consisting of principal, interest, fees, reimbursement obligations, expenses, or indemnities, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties (excluding, if a Credit Party becomes a debtor under the federal Bankruptcy Code, the release of cash collateral, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

       (b) without the written consent of all of the Lenders, (i) amend or waive this 25 or the definition of Required Lenders, (ii) amend the definition of Borrowing Base or any of the components thereof in a manner which would result in a greater amount of credit being available to the Borrower, or (iii) amend or waive 12.4;

       (c) without the written consent of the Administrative Agent, amend or waive 2.6.2, 4, 14, the amount or time of payment of the Administrative Agents Fee or any Letter of Credit Fees payable for the Administrative Agents or the Issuing Lenders account or any other provision applicable to the Administrative Agent or the Issuing Lender;

       (d) without the written consent of the Cash Management Bank, amend or waive any provision applicable to the Cash Management Bank;

       (e) without the written consent of the Issuing Lender, amend or waive 4 or any other provision applicable to the Issuing Lender;

       (f) in the event of any change in the Person acting as the Administrative Agent, the Issuing Lender or the Cash Management Bank hereunder, without the written consent of the Person formerly acting as Administrative Agent, Issuing Lender or Cash Management Bank, amend or waive any provision of this Credit Agreement accruing to the benefit of such Person in respect of all actions taken or omitted to be taken by either of them prior to such change; or

       (g) without the written consent of the Specified Required Lenders, amend or waive 8.16.

       No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any Credit Party shall entitle any Credit Party to other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained herein, the Administrative Agent and the Arranger, together with the Borrower, shall have the sole authority to amend or modify any provision of the Fee Letter.

26.   SEVERABILITY.

       The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction. The parties agree that they will negotiate in good faith to replace any provision hereof so held invalid or unenforceable with a valid provision which is as similar as possible to the invalid or unenforceable provision.

27.   CONFIDENTIALITY.

       Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Article 27, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Credit Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Article 30 or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Credit Parties.

       For purposes of this Section, Information means all information received from the Credit Parties relating to the Credit Parties or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by a Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

       Each of the Administrative Agent, the Lenders and the Issuing Lender acknowledges that (a) the Information may include material non-public information concerning the Credit Parties, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

       Each Credit Party hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of such Credit Party hereunder (collectively, Borrower Materials) by posting the Borrower Materials on IntraLinks or another similar electronic system (the Platform) and (b) certain of the Lenders may be public-side Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any the Credit Parties or their securities) (each, a Public Lender). Each Credit Party hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked PUBLIC which, at a minimum, shall mean that the word PUBLIC shall appear prominently on the first page thereof; (x) by marking Borrower Materials PUBLIC, each Credit Party shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Credit Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in this Article 30 ); (y) all Borrower Materials marked PUBLIC are permitted to be made available through a portion of the Platform designated Public Investor; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked PUBLIC as being suitable only for posting on a portion of the Platform not designated Public Investor.

       Notwithstanding the foregoing, with the prior written consent of the Borrower (which approval shall not be unreasonably withheld) the Administrative Agent may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Credit Agreement and may make reference to the Borrower or any other Credit Party (and may utilize any logo or other distinctive symbol associated with the Borrower or any other Credit Party) in connection with any advertising, promotion, or marketing undertaken by the Administrative Agent.

28.   USA PATRIOT ACT.

       Each Lender hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the Act), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Act.

29.   DESIGNATION OF PERMITTED LIENS.

       The designation of a Lien as a Permitted Lien is not, and shall not be deemed to be, an acknowledgment by the Administrative Agent or the Lenders to any Person that the Lien shall have priority over any Lien of the Administrative Agent granted in any Loan Document.

        IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


ICON HEALTH & FITNESS, INC.
By:     /s/ S. Fred Beck
Name: S. Fred Beck
Title:  Chief Financial and Accounting Officer


HF HOLDINGS, INC.
By:     /s/ S. Fred Beck
Name: S. Fred Beck
Title:  Chief Financial and Accounting Officer


ICON INTERNATIONAL HOLDINGS, INC.
By:     /s/ Brad H. Bearnson
Name: Brad H. Bearnson
Title:  Secretary


UNIVERSAL TECHNICAL SERVICES
By:     /s/ Brad H. Bearnson
Name: Brad H. Bearnson
Title:  Secretary


FREE MOTION FITNESS, INC.
By:     /s/ Brad H. Bearnson
Name: Brad H. Bearnson
Title:  Secretary



ICON IP, INC.
By:     /s/ S. Fred Beck
Name: S. Fred Beck
Title:  President


NORDICTRACK, INC.
By:     /s/ Brad H. Bearnson
Name: Brad H. Bearnson
Title:  Secretary



510152 N.B. LTD.
By:     /s/ Brad H. Bearnson
Name: Brad H. Bearnson
Title:  Secretary


ICON DU CANADA INC./ICON OF CANADA INC.
By:     /s/ Brad H. Bearnson
Name: Brad H. Bearnson
        Title:  Secretary

BANK OF AMERICA, N.A. individually and as Administrative Agent, Issuing Lender and Cash Management Bank
By:     /s/ Christopher Godfrey
Christopher Godfrey
Senior Vice President


GMAC COMMERCIAL FINANCE, LLC individually and as documentation agent
By:
Name:
Title:


THE CIT GROUP/BUSINESS CREDIT, INC.  individually and as co-syndication agent
By:
Name:
Title:



WELLS FARGO FOOTHILL, LLC individually and as co-syndication agent
By:
Name:
Title:



MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.
By:
Name:
Title:


LASALLE BUSINESS CREDIT, LLC
By:
Name:
Title: